UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

_______________________________________________________________

NOBLE VICI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Raffles Place, #33-02

One Raffles Place Tower One

Singapore 048616

(Address of principal executive offices) (Zip Code)

+65 6491 7998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections "Description of Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Noble Vici Group, Inc. on a consolidated basis.

Item 2.01 Completion of an Acquisition or Disposition of Assets.

On August 8, 2018, NOBLE VICI GROUP, INC. (“we”, “us” or the “Company”), executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with Noble Vici Private Limited, a corporation organized under the laws of Singapore (“NVPL”), and the Eldee Tang, the sole shareholder of NVPL, and also our Chief Executive Officer and Director. Pursuant to the Share Exchange Agreement, we purchased One Million and One (1,000,001) shares of NVPL (the “NVPL Shares”), representing all of the issued and outstanding shares of common stock of NVPL. As consideration, we agreed to issue to the sole shareholder of NVPL One Hundred Forty Million (140,000,000) shares of our common stock, at a value of US $2.00 per share, for an aggregate value of US $280,000,000. We consummated the acquisition of NVPL on August 8, 2018. It is our understanding that Mr. Tang is not a U.S. Person within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

NVPL is engaged in the IoT, Big Data, Blockchain and E-commerce business. As a result of our acquisition of NVPL, we entered into the IoT, Big Data, Blockchain and E-commerce business.

Prior to the acquisition, the Company was considered as a shell company due to its nominal assets and limited operation. Upon the acquisition, NVPL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. NVPL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of NVPL, and the Company’s assets, liabilities and results of operations will be consolidated with NVPL beginning on the acquisition date. NVPL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (NVPL). Historical stockholders’ equity of the accounting acquirer prior to the merger are retroactively restated (a recapitalization) for the equivalent number of shares received in the merger. Operations prior to the merger are those of the acquirer. After completion of the share exchange transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

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CORPORATE HISTORY

General

We were incorporated under the laws of the State of Delaware on July 6, 2010 under the name “Advanced Ventures Corp.” Effective January 6, 2014, we changed our name to “Gold Union Inc.” Effective March 26, 2018, we changed our name to Noble Vici Group, Inc. and our trading symbol was changed to NVGI.

History

On July 27, 2010, we entered into an exclusive worldwide patent sale agreement (the “Patent Transfer and Sales Agreement”) with Ilanit Appelfeld (the “Seller”), in relation to a patented technology, U.S. Patent Number: 6,743,209 (the “Patent”), for a catheter with a integral anchoring mechanism. The patent and technology were transferred to us in exchange of payment to Ilanit Appelfeld of $17,500 (seventeen thousand five hundred United States Dollars), according to the terms and conditions specified in the Patent Transfer and Sales Agreement related to U.S. Patent Number: 6,743,209.

During the second quarter of 2011 the Company raised gross proceeds of $75,000 pursuant to an effective Form S-1 Registration Statement and issued 37,500,000 post forward stock split shares of common stock that were registered pursuant to the Form S-1 Registration Statement.

Effective March 7, 2012, we increased the number of our authorized shares of common stock to three billion shares (3,000,000,000) and engaged in a forward stock split of its common shares whereby each one share of our common stock was split into fifteen shares of our common stock.

During the second fiscal quarter of 2014, we elected to discontinue our business of exploiting the Patent and began to consider other business opportunities that may bring quicker and greater value to our stockholders. We initially considered entering into the business of trading precious metal bullion primarily in the Asia Pacific region. Therefore, effective January 6, 2014, we changed our name to “Gold Union Inc.” to more adequately reflect our initial intended business operations.

On December 31, 2015, we consummated a Share Exchange Agreement with G.U. International Limited, a limited company incorporated under the laws of the Republic of Seychelles and our wholly owned subsidiary (“GUI”), and Kao Wei-Chen, an individual representing herself and 8 other individuals (collectively, the “Golden Corridor Shareholders”), which agreement was amended several times to extend the closing date of the acquisition (collectively, the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, we, through GUI, purchased 480 shares of Phnom Penh Golden Corridor Trading Co. Limited (the “GC Shares”), from 9 private Golden Corridor Shareholders, representing 48% of the issued and outstanding shares of common stock of Golden Corridor. As consideration, we issued to the Golden Corridor Shareholders 2,500,000,000 shares of our common stock, at a value of US $0.002 per share, for an aggregate value of US $5,000,000.

As a result of our acquisition of the GC Shares, we ceased our metal bullion trading business and entered into the real estate development and rental business located in the Kingdom of Cambodia. Golden Corridor owns three parcels of land located at National Road 44, Phum Phkung, Chbarmorn Commune, Chbarmorn District, Kampong Speu Province, Kingdom of Cambodia, measuring an aggregate of 172,510 square meters (collectively, the “Properties”). We intended to develop the Properties into an industrial park for rental income.

Due to difficulties in entering the real estate development and rental business, on February 2, 2018, we engaged in a corporate reorganization and distributed the GC Shares to our shareholders. On March 18, 2018, our subsidiary, G.U. Asia Limited was dissolved.

Change in Control

On March 27, 2018, Lim Yew Chuan, the director, Chief Executive Officer, Chief Financial Officer and Secretary of Noble Vici Group, Inc. (the “Company”), resigned from all of his positions as director, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Mr. Lim’s decision to leave the Board and his executive officer positions with the Company is due to personal reasons and not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices

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Effective March 27, 2018, the following individuals were appointed to serve in the capacities set forth next to their names until his successor(s) shall be duly elected or appointed, unless he resigns, is removed from office or is otherwise disqualified from serving as an executive officer or director of the Company:

Name	Office(s)
Eldee Tang	Chief Executive Officer and Director
Sin Chi Yip	Chief Financial Officer
Jon Yee Chuan Lim	Chief Operating Officer and Secretary

On January 29, 2018, Eldee Tang entered into Share Sale Agreements with four shareholders and former affiliates of the Company to purchase up to 1,675,000,000 shares of the Company’s common stock at a per share purchase price of US$0.00008, for an aggregate price of US$134,000. On June 15, 2018, the Company effectuated a 1 for 1,000 reverse stock split whereby every 1,000 shares of the Company’s common stock were reduced to one share. The parties effectuated Mr. Tang’s purchase of 750,000 shares such securities (expressed on a post reverse split basis) effective June 15, 2018. Mr. Tang expects to purchase the balance of the 925,000 shares from Kao Wei-Chen, a former affiliate of the Company, in the near future. The foregoing description of the Share Sale Agreement with Kao Wei-Chen is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Effective June 15, 2018, we:

1.	Increased the Company’s authorized capital from 3,000,000,000 shares of common stock, par value $0.0001 (the “Common Stock”), to 3,050,000,000 shares, consisting of 3,000,000,000 shares of Common Stock and 50,000,000 shares of undesignated preferred stock, par value $0.0001 (the “Preferred Stock”);
2.	Effected a 1-for-1000 reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”);
3.	Elected not to be governed by Section 203 of the Delaware General Corporation Law;
4.	Changed the Company’s fiscal year end from December 31st to March 31st, for all purposes (including tax and financial accounting);
5.	Adopted Amended and Restated Certificate of Incorporation for the purpose of consolidating the amendments to the Company’s Certificate of Incorporation; and
6.	Adopted the Amended and Restated Bylaws of the Company.

Acquisition of NVPL

Effective August 8, 2018, we consummated the acquisition of NVPL. As a result of the acquisition, our corporate structure is below:

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Description of Business OF NOBLE VICI PRIVATE LIMITED

Noble Vici Private Limited (NVPL) is focused on providing users with innovative tools to live and interact in the modern mobile world through its ecosystem of IoT, Big Data, Blockchain and E-commerce products and services. NVPL integrates blockchain technology with its E-commerce platform to connect consumers and merchants in a dynamic global marketplace via blockchain transactions. We onboard users, consumers and referrers through our Affiliate Incentivized Marketing (AIM) model while merchants are onboarded via our Merchant Incentivized Marketing (MIM) model. Some products and services offered in our ecosystem include procurement of discounted goods and services, referral reward system, mobile games and digital marketing, financial markets apps and a “Business Centre” within the same app. Our E-commerce platform not only offers users the ability to make online purchases, but also the convenience of an O2O (Online to Offline) platform whereby consumers can transact at a discount online while goods and services are distributed at a physical location. This drives traffic to the already weakened retail industry. The Business Centre within our ecosystem is offered through a mobile app and allows users to create their own referral platform within our ecosystem.

NVPL was incorporated in Singapore on March 9, 2018, and operates through two primary subsidiaries:

•	Venvici Private Limited (“VV”), incorporated in Singapore on March 25, 2013, engages primarily in sales and marketing activities through our Affiliate Incentivized Marketing and Merchant Incentivized Marketing Programs; and
•	Noble Infotech Applications Private Limited (“NIA”), incorporated in Singapore on February 6, 2016, acquires, further develops and scales targeted mobile apps based on data collected from users and merchants in our ecosystem.

Affiliate Incentivized Marketing (AIM) and Merchants Incentivized Marketing (MIM).

We have developed an innovative Affiliate Incentivized Marketing (AIM) and Merchants Incentivized Marketing (MIM) business model to drive traffic and increase sales and marketing of targeted products and services. AIM and MIM (“IM”) combine the efficiency of Affiliate Marketing with the effectiveness of Incentive Marketing. Under the IM model, we build a community of resellers or affiliates that are incentivized individually and as a community to drive trend and sales for products and services. As a Reseller, affiliates are individually incentivized to recommend people to join the community, consume, purchase or even market our partnering vendors’ products and services. Resellers are also incentivized to grow their community with community performance awards. Customers who are interested in the program can in turn become affiliates in the program.

Our MIM model is similar to our AIM model. Under our MIM model, a community of merchants is built and acquired through Merchant to Merchant referrals, Reseller to Merchant referrals and User/Customer to Merchant referrals. Each referring person is incentivized for his growth of our merchant network.

To support the growth and sustainability of our IM program, we have established training programs to build core affiliates, rewarding them through a loyalty program tied to compensation and performance. We expect this core group to use build their client base through their individual social network platforms.

VV has historically marketed and promoted mobile games in fiscal year 2017, and health, organic and beauty consumables in fiscal year 2018. VV(marketing function) has collaborated with GToken Limited (games publisher) in marketing GToken Limited’s mobile games. Through VV’s AIM model, VV was able to assist GToken Limited in achieving a huge users base for its mobile games. Continuing on VV’s marketing success through its AIM model, VV has leveraged on GToken Limited’s membership base to market its distribution of the health, organic and beauty consumable products in 2018.

VV achieved the following historical marketing performance (from inception 2013 till March, 31 2018) through its models & platform that contributed to GToken Limited’s growth:

Total Number of Affiliates/Resellers	1,965,869
Total Number of Mobile Games Promoted	76
Total Number of Mobile Game Users Traffic – Global	1,885,012
- Total Number of Mobile Game Users Traffic – Asia	212,801
- Total Number of Mobile Game Users Traffic – Greater China Region	1,582,613
- Total Number of Mobile Game Users Traffic – Japan/Korea	2,448
- Total Number of Mobile Game Users Traffic – Rest of World	87,150
Total Number of Non-Mobile Game Products Promoted (Health, Organic & Beauty consumables)	>100
Total Market Price of Products and Services Marketed and Sold Via VV	US$90,063,650

*Source: Data provided by GToken Limited. Eldee Tang, our Chief Executive Officer and Director owns 10% of GToken Limited.

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In 2016, VV was awarded the Singapore Manufacturing Federation’s (SMF) Business Model Innovation Award for our Affiliate Incentivized Marketing business model. This was the first award in Singapore to recognize companies that have achieved success in transforming their business models. The objective of this Award is to inspire the business community to pursue exceptional growth through business model innovation. This Award celebrates innovative growth strategies in today’s fast-changing business landscape and honors companies that have achieved excellence in innovative thinking and implementation in business model change.

In the future, we expect to expand our IM focus to include more digital offerings that result from the integration of the NIA’s system and blockchain technology. Digital offerings include our V-More Pro application, games publishing, financial applications and such other applications that we may develop from time to time.

VV currently operates through VenVici Limited (Seychelles) and Ventrepreneur (SG) Private Limited, its wholly owned subsidiaries, which target different geographic regions of Asia and Southeast Asia.

Research And Development Of Mobile & Browser Applications

NIA is primarily engaged in the development of mobile & browser applications based on our research and analysis of big data collected from VenVici (VV). Specifically, NIA researches data collected from the users and merchants to understand their behavior, identify trends and correlations, develop and scale targeted market specific mobile apps. Digital marketing contents distribution also forms part of the function of NIA. As part of NVPL’s effort to create a borderless marketplace economy with the advantages of speed, reliability and security, we are in the process of integrating blockchain technology into the ecosystem. With the integration, the payment process layer above the marketplace economy will be interconnected as the flow of tokens will replace the cash or credit card payment of cross border goods and services. We believe that the nature of a blockchain network will increase user security of our ecosystem.

Product and Service Offerings

V-More Pro (Mobile App): V-More Pro is the culmination of various functions and offerings within our ecosystem. Besides the online offerings to offline offerings, it also features mobile games publishing with in-app purchase using our system, financial market tools (apps) and a Business Centre System (“BCTR”). The BCTR allows affiliates to earn extra income using our AIM/MIM model and to build a team of resellers. All Customer Relation Management system (“CRM”) processes are inbuilt to allow for easy management of the affiliate’s team of resellers.

V-More (Shopping Application): V-More is the Online and Offline products and services marketplace for consumers and merchants. Transactions are integrated into blockchain.

Mobile Games: We promote mobile games within V-More Pro to allow for gamers to use our game tokens in the blockchain payment network to pay for In-App purchase, such as buying digital goods (pieces of wood) within a mobile game to build houses, gardens.

Profit Hunter (Mobile Apps): Financial markets tools for analytics function in the US Equities, Forex and cryptocurrency markets.

InfinitePay: Blockchain payment wallet which integrates the ecosystem with transactional functions. It features wallet to wallet transactions and purchase payment transactions in the ecosystem. InfinitePay will accept various payment mode such as credit cards, crypto tokens and convert these into a blockchain stable tokens or credits to be used in our ecosystem.

Health, Organic and Beauty Consumables: The current flagship products include Cerfrion Cell Regen ((California Department of Public Health (“CDPH”) approved “Free Sales Certification”), which are approved for distribution in Indonesia, Thailand, Singapore, United Arab Emirates, Vietnam, Philippines, Taiwan, Hong Kong and Malaysia)) for improving one’s health condition, Organic Unprocessed Cordyceps (Sold in China Only) for anti-aging and health rejuvenation and Eumora (a special formulated moor soap infused with Hydration microalgae factor (HmA)).

Blockchain Payment in the E-Commerce: Users can fund their InfinitePay wallet with credit cards or crypto tokens. The wallet credits will be converted into our ecosystem specific tokens. Users can spend these tokens through one of the Apps such as V-More shopping app. We expect merchants within our ecosystem to offer users special discounts for purchasing of goods and services within the app. As cash transactions are replaced by the tokens transactions, we believe the advantages of speed, reliability and security of blockchain will be harnessed by users.

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Operations

Our business operations are segregated into the following core functions to address the needs of our merchants and consumers.

Merchant Onboarding Team. Once a merchant applies online via the V-More Pro app, a member of our merchant onboarding team will initiate the first of several communications with the merchant to introduce the merchant to the technology involved for our ecosystem. Before the product goes live on the app, the team works with the merchant to ensure product availability and suitability. We provide tools to ensure the merchant product management and marketing are aligned to the ecosystem culture.

Customer/User Service Representatives. Our customer service representatives can be reached via the app or email 24 hours a day, seven days a week. The customer service team also works with our technology team to improve the experience of consumers and merchants on the mobile applications based on their feedback.

Technology. We employ technology to improve the experience we offer to users and merchants, increase the rate at which our users use our V-More Pro platform and enhance the efficiency of our business operations. A component of our strategy is to continue developing and refining our technology. With the use of blockchain technology, we believe the security of transactional records will be increased, protecting the wallets held by merchants and users. Security of wallets is one of our top priorities. As the wallet used by both consumers and merchants is based on a private blockchain network, this ensure a smooth and faster transaction completion.

Through NIA, we expect to devote a substantial portion of our resources to developing new technologies and features and improving our core technologies. Our technology team, which had previously developed our Profit Hunter Apps, will focus on the research and development of new features and products, maintenance of our applications and development and maintenance of our internal operations systems.

We use an algorithm to analyze data collected through our ecosystem. As the volume of transactions grow organically through our marketplace, we expect to increase the amount of data that we can collect, analyze and fit consumer interests. We believe that the collected data will allow us to continue to improve our ability to improve the experience of our merchants and consumers. With increased transactional volume from merchants, products and consumers behavior, data becomes more relevant in our analytical process which in turn will help us improve the way the ecosystem flows.

Cybersecurity. We have integrated our technology within a blockchain network to provide increased privacy protection for the data of the users of our ecosystem. Our blockchain network for payment transactions is based on the encryption algorithm “SHA3-256” & RSA Public/Private-Key, which is designed to withstand timing attacks. It also accepts any 32-byte string as a valid public key and does not require validation. We believe that the security of transaction records within the blockchain is improved as each record in the blockchain will need to be compromised before the payment records can be amended. We do not believe that current technology is able to compromise an entire blockchain based system.

Affiliate/Merchant Incentivized Marketing. Our IM model allows all users and merchants to benefit from reduced costs to consumers and higher sales volume for merchants. We expect users to benefit from discounts offered through our ecosystem from merchants, referrals, and internal marketing efforts with merchants benefitting from increased retail sales volume, online and offline.

Merchant/User Scale. We hope to include products from mass market merchants, such as food and beverages, as part of our product and service offerings. We believe that outreach to the mass market will be more effective where simple to complex transactions can be achieved through adoption of a blockchain-driven incentivized model.

Brand. We believe that a benefit of our brand is that a substantial portion of our users are acquired through word-of-mouth & social network/platforms. We believe that through the referral process to onboard users, resellers and merchants, the strength of growth of our installed-base of our users, resellers and merchants will improve. Through this improvement, we expect brand awareness to improve as well. We expect that higher confidence in our brand will facilitate acquiring more users, resellers and merchants for our ecosystem.

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Sales and Marketing

Brand Awareness. We create awareness of our company and our products and services directly through several platforms: mobile applications, social media platforms, face to face promotion, events, and cross collaborations with business partners.

•	Mobile Applications: Consumers access our products through our mobile platform. Merchants advertise their products through the same platform.
•	Social Media Platforms: We promote our offerings and ecosystem on various social media platforms including Facebook, Instagram, WhatsApp, Telegram and email sharing.
•	Face-to-Face: Prospective users are informed through word of mouth.
•	Business Partners: We actively seek businesses for brand partnerships to cross-promote our brand, products and services.
•	Referral and Resellers” We actively encourage the development of a community of resellers and affiliates that will be incentivized to sell our products and services through our AIM and MIM models.

We also hope to acquire companies with installed base users as part of our business plan.

Logistic for Products Sales. We distribute our products through a hybrid model of Just-in-Time (“JIT”) inventory warehousing and drop shipping. Customers can choose to collect products over the counter or arrange for direct shipment from supplier. We pre-order inventory from our suppliers based upon receipt of sales proceeds and we arrange for shipping directly to customers or ship to our premises for over the counter collection. Cost of product will be incurred by us upon shipment by suppliers. All customers’ queries will be handled by us.

Markets and Regions

Greater China Region Including Taiwan, Hong Kong

China is the fastest growing market in recent years. Based on statistics from China’s National Bureau of Statistics (NBS), China closed year 2017 with a GDP of 6.8%. *As of April 2018, China’s GDP outpaced the rest of Asia and Pacific at 6.6% growth while Asia grew at 5.5%. Global GDP grew at 3.9% (*Source: IMF).

Nielsen’s e-commerce tracking data, within 34 fast-moving consumer goods categories, shows that in a 12-month rolling average leading up to November 2017, online sales grew 27% as compared to the prior year, whereas offline sales increased only 6% over the same period. Similarly, the ratio of enterprises with e-commerce services increased significantly in the last year. According to Nielsen’s CCI report, up to December 2016, the ratio of enterprises launching online sales reached higher than 45% (Source: World Economic Forum).

We believe that digital transactions are becoming the most popular method of transaction in China as education levels and disposable income of the Chinese population increase. We expect this region to have a higher upside in the E-Commerce industry as compared to the rest of Asia.

Asia & Pacific Region

Asia’s GDP grew 5.5% while Global GDP grew 3.9%. Asia’s GDP per capita as of April 2018 stood at US$7,400 with Singapore having the highest GDP per capital of US$61,770, while the lowest per capital stood at US$1,340 for Myanmar. (Source: IMF)

New research by The Fletcher School at Tufts University in partnership with Mastercard has identified developed markets in Asia Pacific, such as Singapore, New Zealand, South Korea and Hong Kong, as leading the charge for a digital future. With momentum and innovation on their side, we believe that these markets exemplify the sweet spot of advancement and future growth.

On the other hand, developing markets in the region, such as China, Malaysia, India, Philippines, Bangladesh, and Indonesia, are evolving rapidly. Though these regions are low-scoring in their current states of digitalization, we believe that they are demonstrating the fastest momentum with significant headroom for growth. (Source: mastercard.com)

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We believe that digital and internet transactional adoption in emerging economies in this region have potential for growth. We expect to focus our business efforts in China and the Asia and Pacific Region generally in the near future.

Strategy for growth

Our goal is to reach mass adoption by users and merchants of our platform.

Marketing Without Borders. As globalization grows at a fast-paced momentum, consumers’ knowledge of products through internet information symmetry allows consumers to source for products more cost-efficiently. This allows for boom in cross border transactions. With cross-border suppliers facilitating a wider global outreach to consumers, we aim to include simple to complex and low to high priced products and services through mass market adoptions of blockchain technology for both merchants and consumers.

Users & Merchants Acquisition. Our Incentivized Marketing model is created to maximize onboarding of users and merchants. Through our tiered referral IM models, we reward users and merchants while retaining minimum profit to maximize adoption rate. Merchants are free to join provided there are discounts to reward users. We believe that high volume of users and merchants will be key to the success of our business model.

Lower Cost of Adopting Blockchain Payment System. Typical credit or debit card transactions through VISA/Mastercard require a 3-5% fees with chargeback withholding on the transactional value attributed to the merchants. We will only charge fixed nominal fees per month to the merchants with no chargebacks.

Instant Transaction Completion. Cross border and local transactions are completed almost instantaneously through our blockchain payment system. Merchants can choose to monetize the tokens or hold it for future transactions. In addition, our blockchain wallet allow for peer-to-peer transfer of tokens.

Blockchain Security. Traditional payment methods are susceptible to risks of fraud and alteration of records because the database of records is stored in a centralized system (traditional banking system) where it is open to unauthorized access. The key characteristic of a blockchain network is the decentralized database where compromising one database cannot compromise multi-distributed sources of database in the blockchain network. Compromising the entire network would require unprecedented computing powers such as quantum computing (in theory) which we believe will not be available in the foreseeable future.

Net Revenue By Geographic Region

During the twelve months ended March 31, 2018 and 2017, NVPL derived net revenue from the following geographic regions:

Country	March 31, 2018	March 31, 2017
Singapore	34%	23%
Greater China Region	62%	77%
Rest of the World	4%	0%
Total	100%	100%

Greater China Region contributed 62% for twelve months ended March 31, 2018, and 77% for year ended March 31, 2017, of net revenue to the overall revenue. Typical transactions are conducted on a cash basis but recorded on accrual basis of accounting methodology.

Major Vendors

During the twelve months ended March 31, 2018 and 2017, NVPL’s major vendors that contributed more than 10% to our purchases are as follow:

Major Vendor	Year ended March 31, 2018
WMI Holdings Private Limited	$378,136

Major Vendor	Year ended March 31, 2017
GToken Limited	$2,165,144

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NVPL had one major vendor that contributed more than 10% during the twelve months ended March 31, 2018 and one major vendor that contributed more than 10% during the twelve months ended March 31, 2017, to our purchases. Purchases are recorded on accrual basis. NVPL maintains minimal stock for product exchange/return while inventory is running on Just In Time (JIT) or dropship basis. We believe that our exposure to inventory obsoletes, warehousing and logistical cost are minimal.

INTELLECTUAL PROPERTY AND PATENTS

We expect to rely on patents, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our “Noble Vici” brand and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

The laws of Singapore and our target countries may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. Initially, we expect that our revenue will be derived principally from our operations in Singapore and China where intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

COMPETITION

We operate in a highly competitive and fragmented industry that is sensitive to price and service. We compete with leading e-commerce companies such as Alibaba (China), Lazada (Singapore) which may offer substantially the same or similar product offerings as us. We also compete with businesses that focus on particular merchant categories or markets. We also compete with traditional cash payments and other popular online shopping websites and apps, and other traditional media companies that provide discounts on products and services. We believe the principal competitive factors in our market include the following:

•	breadth of subscriber base and merchants featured;
•	local presence and understanding of local business trends;
•	ability to deliver a high volume of relevant deals to consumers;
•	ability to produce high purchase rates for deals among subscribers;
•	ability to generate positive return on investment for merchants; and
•	strength and recognition of our brand.

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Although we believe we compete favorably on the factors described above, we anticipate that larger, more established companies may directly compete with us as we continue to demonstrate the viability of a local one-stop payment solution provider. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that merchant payment terms are a principal competitive factor in our market, they may become such a factor and we may be unable to compete fairly on such terms.

EMPLOYEES

As of August 8, 2018, we have the following employees:

Customer/Merchant Services Representative	3
Business Development	5
Information System Technology	3
Administration / Finance	8
Total	19

All of our employees are located in Singapore. None of our employees are members of a trade union. We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

We are required to make contributions under a defined contribution pension plan for all of our eligible employees in Singapore. We are required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. The total contributions made were $77,639 and $136,298, for the years ended March 31, 2018, and 2017, respectively.

GOVERNMENT AND INDUSTRY REGULATIONS

We are subject to the general laws in Singapore governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

Seasonality.

Our business is highly dependent upon various festivals in Singapore and China. In Singapore and China, we experience peak demand for our services during the annual celebrations like Chinese Lunar New Year celebration, 618 sales (China June 18 great sale) and Christmas (Singapore).

Insurance.

We maintain certain insurance in accordance customary industry practices in Singapore. Under Singapore law it is a requirement that all employers in the city must purchase Work Injury Compensation Insurance for all employees to cover their liability in the event that their staff suffers an injury or illness during the normal course of their work. NVPL continues to seek and broaden insurance coverage cover all personnel beyond legislation provisions. NVPL maintains Work Injury Compensation Insurance, vehicle insurance and third party risks insurance for the business purposes.

CORPORATE INFORMATION

Our principal executive and registered offices are located 1 Raffles Place, #33-02, One Raffles Place Tower One, Singapore 048616, telephone number +65 6491 7998.

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Near-Term Requirements For Additional Capital

We believe that we will require approximately $2,500,000 over the next 18 months to implement our business plan of expanding throughout Singapore, China and into the rest of South East Asia. For the immediate future, we intend to finance our business expansion efforts through loans from existing shareholders or financial institutions.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Relating to our Business

We are susceptible to economic conditions in Singapore and China where our principal business, assets, suppliers, merchants and customers are located.

Our business and assets are primarily located in Singapore and approximately 62% and 34% of our gross revenues are derived from sales from China and Singapore, respectively. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to:

•	Changes in policies by the Singaporean or Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations; changes in taxation,
•	changes in employment restrictions;
•	import duties, and
•	currency revaluation.

Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations or make acquisitions. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel.

We are dependent upon the continued service of Eldee Tang, our Chief Executive Officer, Director and major shareholder. The loss of Mr. Tang or one or more of our other key personnel would have a material adverse effect on our business, operating results and financial condition. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We expect to establish an incentive compensation plan for our key personnel to retain their services. We have experienced intense competition for personnel, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through a combination of organic growth and acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

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•	Implementation or remediation of controls, procedures, and policies at the acquired company;
•	Diversion of management time and focus from operating our business to acquisition integration challenges;
•	Cultural challenges associated with integrating employees from the acquired company into our organization;
•	Retention of employees from the businesses we acquire;
•	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;
•	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
•	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and
•	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

If we are unable to successfully manage growth, our business and operating results could be adversely affected.

We expect the growth of our business and operations to place significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our reputation and operating results. Our expansion and growth in international markets heighten these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. To effectively manage this growth, we will need to develop and improve our operational, financial and management controls, and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We may need to raise additional financing to support our operations and future acquisitions, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

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A significant disruption in our computer systems and our inability to adequately maintain and update those systems could adversely affect our operations and our ability to maintain user confidence.

We rely extensively on our computer systems to manage and account for inventory, process user transactions, manage and maintain the privacy of users data, communicate with our vendors and other third parties, service accounts, and summarize and analyze results. We also rely on continued and unimpeded access to the Internet to use our computer systems. Our systems are subject to damage or interruption from power outages, telecommunications failures, computer viruses, malicious attacks, security breaches, and catastrophic events. If our systems are damaged or fail to function properly or reliably, we may incur substantial repair or replacement costs, experience data loss or theft and impediments to our ability to manage inventories or process user transactions, engage in additional promotional activities to retain our users, and encounter lost user confidence, which could adversely affect our results of operations.

We continually invest to maintain and update our computer systems. Implementing significant system changes increases the risk of computer system disruption. The potential problems and interruptions associated with implementing technology initiatives, as well as providing training and support for those initiatives, could disrupt or reduce our operational efficiency, and could negatively impact user experience and user confidence.

If our efforts to protect the security of information about our Resellers, customers, and other third parties are unsuccessful, we may face additional costly government enforcement actions and private litigation, and our sales and reputation could suffer.

We regularly receive and store information about our Resellers, customers, merchants, vendors and other third parties. We have programs in place to detect, contain, and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third parties or through open source solutions may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other forms of deceiving our team members, contractors, and vendors.

To date, we have not encountered significant incidents of data breach or breaches that were material to our consolidated financial statements. If we, our vendors, or other third parties with whom we do business experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to government enforcement actions and private litigation. In addition, our users could lose confidence in our ability to protect their information, which could cause them to discontinue using our e-wallets, our digital products, or loyalty programs, or stop shopping with us altogether.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

•	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
•	changes in the rate of inflation, interest rates and the performance of investments held by us;
•	changes in the creditworthiness of counterparties that transact business with;
•	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
•	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
•	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
•	changes in credit markets impacting our ability to obtain financing for our business operations; or
•	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

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Risks Related to our International Operations

We are subject to risks associated with doing business internationally including compliance with domestic and foreign laws and regulations, economic downturns, political instability and other risks that could adversely affect our operating results.

We conduct our businesses in Asia and Southeast Asia and have assets located in Singapore. We are required to comply with numerous and broad reaching laws and regulations administered by United States federal, state and local, and foreign governmental authorities. We must also comply with other general business regulations such as those directed toward accounting and income taxes, anti-corruption, anti-bribery, global trade, handling of regulated substances, and other commercial activities, conducted by our employees and third-party representatives globally. Any failure to comply with applicable laws and regulations could subject us to administrative penalties and injunctive relief, and civil remedies including fines, injunctions, and recalls of our products. In addition, changes to regulations or implementation of additional regulations may require us to modify existing processing facilities and/or processes, which could significantly increase operating costs and negatively impact operating results.

We operate in both developed and emerging markets in Southeast Asia which are subject to impacts of economic downturns, including decreased demand for our products, reduced availability of credit, or declining credit quality of our suppliers, customers, and other counterparties. We anticipate that emerging market areas could be subject to more volatile economic, political and market conditions. Economic downturns and volatile conditions may have a negative impact on our operating results and ability to execute its business strategies.

Our operating results may be affected by changes in trade, monetary, fiscal and environmental policies, laws and regulations, and other activities of governments, agencies, and similar organizations. These conditions include but are not limited to changes in a country’s or region’s economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights, changes in the regulatory or legal environment, restrictions on currency exchange activities, currency exchange fluctuations, burdensome taxes and tariffs, enforceability of legal agreements and judgments, other trade barriers, and regulation or taxation of greenhouse gases. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities, and war, may limit our ability to transact business in these markets and may adversely affect our revenues and operating results.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

Our operations are conducted in Singapore and our operating currency is the Singapore Dollar. Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. For instance, if currency exchange rates were to change unfavorably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

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We currently do not, but may in the future, implement hedging strategies, such as forward contracts, options, and foreign exchange swaps to mitigate this risk. There is no assurance that our efforts will successfully reduce or offset our exposure to foreign exchange fluctuations. Additionally, hedging programs expose us to risks that could adversely affect our financial results, including the following:

•	We have limited experience in implementing or operating hedging programs. Hedging programs are inherently risky and we could lose money as a result of poor trades;
•	We may be unable to hedge currency risk for some transactions or match the accounting for the hedge with the exposure because of a high level of uncertainty or the inability to reasonably estimate our foreign exchange exposures;
•	We may be unable to acquire foreign exchange hedging instruments in some of the geographic areas where we do business, or, where these derivatives are available, we may not be able to acquire enough of them to fully offset our exposure;
•	We may determine that the cost of acquiring a foreign exchange hedging instrument outweighs the benefit we expect to derive from the derivative, in which case we would not purchase the derivative and would be exposed to unfavorable changes in currency exchange rates;
•	To the extent we recognize a gain on a hedge transaction in one of our subsidiaries that is subject to a high statutory tax rate, and a loss on the related hedged transaction that is subject to a lower rate, our effective tax rate would be higher; and
•	Significant fluctuations in foreign exchange rates could greatly increase our hedging costs.

We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.

In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in the Singapore Dollars, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in Singapore. Moreover, our current directors and officers are nationals of Singapore. All or a substantial portion of the assets of this person are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon this person. In addition, there is uncertainty as to whether the courts of Singapore would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof or be competent to hear original actions brought in Singapore against us or such persons predicated upon the securities laws of the United States or any state thereof.

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Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

Because there is no established public trading market for our common stock, you may experience difficulties in reselling your stock.

We cannot assure you that there will be an established market in the future for our common stock. The trading of securities on OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

•	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
•	changes in general economic or business conditions, both domestically and internationally;
•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;
•	the number of securities analysts covering us;
•	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;
•	changes in market valuations or earnings of companies that investors deemed comparable to us;
•	the average daily trading volume of our common stock;
•	future issuances of our common stock or other securities;
•	additions or departures of key personnel;
•	perceptions in the marketplace regarding our competitors and/or us;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

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Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the NVPL for the fiscal years ended March 31, 2018, and 2017 The discussion and analysis that follows should be read together with the section entitled “Forward Looking Statements” and our financial statements and the notes to the financial statements included elsewhere in this Current Report on Form 8-K.

Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Overview

We were incorporated under the laws of the State of Delaware on July 6, 2010 under the name “Advanced Ventures Corp.” Effective January 6, 2014, we changed our name to “Gold Union Inc.” Effective March 26, 2018, we changed our name to Noble Vici Group, Inc. and our trading symbol was changed to NVGI. As a result of our acquisition of NVPL, we entered into the IoT, Big Data, Blockchain and E-commerce businesses.

History

On July 27, 2010, we entered into an exclusive worldwide patent sale agreement (the “Patent Transfer and Sales Agreement”) with Ilanit Appelfeld (the “Seller”), in relation to a patented technology, U.S. Patent Number: 6,743,209 (the “Patent”), for a catheter with a integral anchoring mechanism. The patent and technology were transferred to us in exchange of payment to Ilanit Appelfeld of $17,500 (seventeen thousand five hundred United States Dollars), according to the terms and conditions specified in the Patent Transfer and Sales Agreement related to U.S. Patent Number: 6,743,209.

During the second quarter of 2011 the Company raised gross proceeds of $75,000 pursuant to an effective Form S-1 Registration Statement and issued 37,500,000 post forward stock split shares of common stock that were registered pursuant to the Form S-1 Registration Statement.

Effective March 7, 2012, we increased the number of our authorized shares of common stock to three billion shares (3,000,000,000) and engaged in a forward stock split of its common shares whereby each one share of our common stock was split into fifteen shares of our common stock.

During the second fiscal quarter of 2014, we elected to discontinue our business of exploiting the Patent and began to consider other business opportunities that may bring quicker and greater value to our stockholders. We initially considered entering into the business of trading precious metal bullion primarily in the Asia Pacific region. Therefore, effective January 6, 2014, we changed our name to “Gold Union Inc.” to more adequately reflect our initial intended business operations.

On December 31, 2015, we consummated a Share Exchange Agreement with G.U. International Limited, a limited company incorporated under the laws of the Republic of Seychelles and our wholly owned subsidiary (“GUI”), and Kao Wei-Chen, an individual representing herself and 8 other individuals (collectively, the “Golden Corridor Shareholders”), which agreement was amended several times to extend the closing date of the acquisition (collectively, the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, we, through GUI, purchased 480 shares of Phnom Penh Golden Corridor Trading Co. Limited (the “GC Shares”), from 9 private Golden Corridor Shareholders, representing 48% of the issued and outstanding shares of common stock of Golden Corridor. As consideration, we issued to the Golden Corridor Shareholders 2,500,000,000 shares of our common stock, at a value of US $0.002 per share, for an aggregate value of US $5,000,000.

As a result of our acquisition of the GC Shares, we ceased our metal bullion trading business and entered into the real estate development and rental business located in the Kingdom of Cambodia. Golden Corridor owns three parcels of land located at National Road 44, Phum Phkung, Chbarmorn Commune, Chbarmorn District, Kampong Speu Province, Kingdom of Cambodia, measuring an aggregate of 172,510 square meters (collectively, the “Properties”). We intended to develop the Properties into an industrial park for rental income.

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Due to difficulties in entering the real estate development and rental business, on February 2, 2018, we engaged in a corporate reorganization and distributed the GC Shares to our shareholders. On March 18, 2018, our subsidiary, G.U. Asia Limited was dissolved.

Change in Control

On March 27, 2018, Lim Yew Chuan, the director, Chief Executive Officer, Chief Financial Officer and Secretary of Noble Vici Group, Inc. (the “Company”), resigned from all of his positions as director, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Mr. Lim’s decision to leave the Board and his executive officer positions with the Company is due to personal reasons and not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices

Effective March 27, 2018, the following individuals were appointed to serve in the capacities set forth next to their names until his successor(s) shall be duly elected or appointed, unless he resigns, is removed from office or is otherwise disqualified from serving as an executive officer or director of the Company:

Name	Office(s)
Eldee Tang	Chief Executive Officer and Director
Sin Chi Yip	Chief Financial Officer
Jon Yee Chuan Lim	Chief Operating Officer and Secretary

On January 29, 2018, Eldee Tang entered into agreements with four shareholders of the Company to purchase up to 1,675,000,000 shares of the Company’s common stock at a per share purchase price of US$0.00008, for an aggregate price of US$134,000. On June 15, 2018, the Company effectuated a 1 for 1,000 reverse stock split whereby every 1,000 shares of the Company’s common stock were reduced to one share. The parties effectuated Mr. Tang’s purchase of 750,000 shares such securities (expressed on a post reverse split basis) effective June 15, 2018. Mr. Tang expects to purchase the balance of the 925,000 shares from Kao Wei-Chen, a former affiliate of the Company, in the near future.

Effective June 15, 2018, we:

1.	Increased the Company’s authorized capital from 3,000,000,000 shares of common stock, par value $0.0001 (the “Common Stock”), to 3,050,000,000 shares, consisting of 3,000,000,000 shares of Common Stock and 50,000,000 shares of undesignated preferred stock, par value $0.0001 (the “Preferred Stock”);
2.	Effected a 1-for-1000 reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”);
3.	Elected not to be governed by Section 203 of the Delaware General Corporation Law;
4.	Changed the Company’s fiscal year end from December 31st to March 31st, for all purposes (including tax and financial accounting);
5.	Adopted Amended and Restated Certificate of Incorporation for the purpose of consolidating the amendments to the Company’s Certificate of Incorporation; and
6.	Adopted the Amended and Restated Bylaws of the Company.

Acquisition of NVPL

Effective August 8, 2018, we consummated the acquisition of NVPL. As a result of our acquisition of NVPL, we entered into the IoT, Big Data, Blockchain and E-commerce business. NVPL was incorporated and registered as a private limited company in the Singapore on March 9, 2018. NVPL currently operates in China, Singapore, and Southeast Asia through its subsidiaries.

Financial Condition

During the twelve-month period following the date of this current report, we anticipate that we may not generate sufficient operating revenue to fund our business plan. Accordingly, we will be required to obtain additional financing in order to pursue our plan of operations during and beyond the next twelve months. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or shareholder loans. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or shareholder loans to establish our new business.

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Results of Operations for Noble Vici Private Limited (Acquired Company)

Comparison of the years ended March 31, 2018 and 2017

The following table sets forth certain operational data for the years ended March 31, 2018, and 2017:

	Years ended March 31,
	2018	2017
Net Revenue	$3,623,980	$5,232,680
Cost of revenue	(832,390)	(2,646,036)
Gross profit	2,791,590	2,586,644
Operating expenses:
Sales and marketing expense	1,118,310	977,816
General and operating expenses	1,433,134	1,338,327
Total operating expenses	(2,551,444)	(2,316,143)
Income from operations	240,146	270,501
Income before income taxes	279,726	319,674
NET INCOME	$246,632	$289,817

Net Revenue. We generated net revenue of $3,623,980 and $5,232,680 during the fiscal years ended March 31, 2018 and 2017, respectively. For the fiscal year ended March 31, 2017, 99% of our net revenues were derived from sales of mobile games. The balance of the net revenues consisted primarily of share revenue income and commission incentive. For the fiscal year ended March 31, 2018, 94% of our net revenues were attributable to sales of our Cordyceps and Cerfrion products with Cordyceps and Cerfrion accounting for approximately 62% and 32% of net revenue respectively. The balance of net revenues consisted of sales of mobile games and commission incentive, subscription income, service fee income and new membership proceeds.

In the near future, we expect to continue to generate revenue from sales of Cordyceps and Cerfrion products. On a going forward basis, we expect to generate revenue from our blockchain e-commerce platform as well as any products that we distribute directly such as future mobile games, Cerfrion and Cordyceps.

During the twelve months ended March 31, 2018, and 2017, the following geographic regions accounted for 10% or more of our total net revenues:

Country	March 31, 2018	March 31, 2017
Singapore	34%	23%
Greater China Region	62%	77%
Rest of the World	4%	0%
Total	100%	100%

During the twelve months ended March 31, 2018, and 2017, no customers accounted for 10% or more of our total net revenues.

Key Performance Indicators: Gross Cash Receipts, Supplier Product & Logistics Allowance and Commission Payout

In addition to Net Revenue, we focus on several non-GAAP key performance indicators to assist us in assessing the strength of product sales and our supply chain across different geographical regions:  Gross Cash Receipts, Supplier Product & Logistics Allowance, and Commission Payout.

“Gross Cash Receipts” means proceeds actually received from products sold. This is a non-GAAP indicator that does not correlate to gross revenue and may not be comparable to similarly-titled measures used by other companies.

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“Undelivered items” refers to products sold for which we have received payment but have not yet been delivered to the purchaser. This is a non-GAAP indicator on which we rely to assess the strength and performance of our supply chain, product delivery obligations, product trends and the like.

“Supplier Product & Logistics Allowances” means the fees and costs that we pay to the applicable product supplier to manufacture, package and ship our products to our end customer.  This is a non-GAAP indicator on which we rely to determine the cost of manufacturing, packaging and delivering our products.

“Commission Payout” refers to the commission payments that we make to resellers of our products.

The criteria we use to determine how and when we recognize the foregoing key performance indicators are not identical to our revenue recognition policies under U.S. GAAP. By way of example, unlike net sales, which are generally recognized when the product is delivered and both the title and risk and rewards pass to the buyer, as discussed in greater detail in Note 2, Summary of Significant Accounting Policies, to the Consolidated Financial Statements, we recognize Gross Cash Receipts when we receive funds from the buyer, which is generally prior to the product being delivered to the buyer.

The following describes the relationship between our key performance indicators and US GAAP reporting:

	March 31, 2018	March 31, 2017
Gross Cash Receipts	28,379,893	15,336,552
Less: Undelivered items	(3,829,812)*	–
Less: Supplier’s product & logistics allowances	(8,969,568)	(82,263)
Less: Commission payout	(12,178,312)	(10,025,969)
Net Cash Receipts	$3,402,201	$5,228,320

Other Sales	$221,779	$4,360

Net Revenue	$3,623,980	$5,232,680

*Based on average transactional USD to SGD rate of 1.356266 on S$5,194,244.

As of March 31, 2018, our Gross Cash Receipts net of sales returns was $28,379,893, representing an increase of approximately 85% from $15,336,552 as of March 31, 2017.  Due to the greater than expected increase in demand for our products, we have yet to deliver $3,829,812 of product for which we have received payment.  We hope to deliver these products over the next two quarters.

Our Supplier Product & Logistics Allowances as of March 31, 2018 was $8,969,568, compared to $82,263 for the fiscal year ended March 31, 2017.  The increase in Supplier Product & Logistics Allowance was attributable to the sale of Cordyceps in China which are primarily distributed through Resellers, as compared to March 31, 2017, where most of the sales were attributed to mobile games which are distributed by us directly, for which reseller commissions are lower.

Commission Payout as at March 31, 2018 was $12,178,312, as compared to $10,025,969 for the year ended March 31, 2017. The increase in Commission Payout was due to higher volume of sales in China.

As of March 31, 2018, other sales of $221,779 consisted of commission incentive, subscription income, service fee income and new membership proceeds as compared to $4,360 for the fiscal year ended March 31, 2017 where other sales consisted primarily of only share revenue income and commission incentive.

Gross Profit. We achieved a gross profit of $2,791,590 and $2,586,644 for the fiscal years ended March 31, 2018, and 2017, respectively. The increase in gross profit is primarily attributable to the increase in business in China and higher margin on our China business.

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Operating Expenses. During the fiscal year ended March 31, 2018, and 2017, we incurred operating expenses of $2,551,444 and $2,316,143 respectively. The increase in operating expenses is primarily attributable to an increase in sales and marketing expenses arising from our increased business and increased professional fees incurred in connection with being a smaller reporting company.

Income Tax Expense. We recorded income tax expenses of $33,094 and $29,857 for the fiscal years ended March 31, 2018, and 2017 respectively. The increase in our income taxes is attributable to our increased gross profit.

Net Income. We recorded a net income of $246,632 and $289,817 for the fiscal years ended March 31, 2018, and 2017, respectively. The decrease in net income is primarily due to an increase in our operating expenses.

Liquidity and Capital Resources for Noble Vici Private Limited (Acquired Company)

As of March 31, 2018, we had current assets of $3,549,885 and current liabilities of $5,659,288. Our current assets consisted of $320,879 of deposits, prepayment and other receivables, purchase deposit of $1,463,151, an amount due from third party of $228,875 and $1,536,980 of cash and cash equivalents. Our current liabilities consisted of $428,158 of commission liabilities, $3,962,773 of deferred revenue, $417,811 of accounts payables, $361,586 of accrued liabilities and other payables, $335,546 of tax payables, $84,345 of finance lease, $69,069 of amounts due to Eldee Tang, our Chief Executive Officer and Directors.

As of March 31, 2017, we had current assets of $563,767 and current liabilities of $2,591,625. Our current assets consisted of $269,984 of deposit, prepayment and other receivables, $281,275 of cash and cash equivalents and $12,508 of amounts due from related companies. Our current liabilities consisted of $740,884 of commission liabilities, $28,819 of accounts payables, $118,254 of accrued liabilities and other payables, $42,347 of income tax payables, $1,829 of finance lease, $1,045,674 of amount due to a director and $613,818 of amount due to related parties.

We had accumulated deficits of $1,117,215 and $1,363,847 as of March 31, 2018, and 2017, respectively.

Net cash generated from operating activities was $3,250,537 for the year ended March 31, 2018, and consisted primarily of a net income of $246,632, adjusted for depreciation of property, plant and equipment of $61,674 and amortization of intangible of $12,725, an increase in account payables of $374,098, an increase in accrued liabilities and other payables of $227,613, an increase in deferred revenue of $3,829,812, an increase in tax payable of $280,658, a decrease in amount due from related companies of $12,888, offset by an increase in deposit, prepayment and other receivable of $31,941, an increase in purchase deposit of $1,414,059, a decrease in commission liabilities of $349,563.

Net cash used in operating activities was $1,810,848 for the fiscal year ended March 31, 2017, and consisted primarily of net income of $289,817, adjusted for depreciation of property, plant and equipment of $72,730, a decrease in deposit, prepayment and other receivables of $79,363, an increase in account payables of $29,098, an increase in accrued liabilities and other payables of $10,223, an increase in tax payable of $2,952, offset by payment of commission liabilities of $2,282,401 and a payment of $12,630 to related companies.

Net cash used in investing activities was $268,417 for the fiscal year ended March 31, 2018 and consisted primarily of purchases of plant and equipment of $268,417.

Net cash used in investing activities for the fiscal year ended March 31, 2017, was $53,969 and consisted primarily of purchases of plant and equipment of $16,560 and purchase of intangible assets of $37,409.

Net cash used in financing activities for the fiscal year ended March 31, 2018, was $1,786,526 and consisted primarily of repayment of funds due to a director of $1,010,637, an increase in advance to a third party of $221,195, repayment to related parties $632,434 and offset by net proceeds from finance lease of $77,740.

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Net cash provided by financing activities for the fiscal year ended March 31, 2017, was $731,483 and consisted primarily of proceeds from a director of $982,649, repayment to a related party of $249,316 and repayment of a finance lease of $1,850.

We have never paid dividends on our Common Stock. Our present policy is to apply cash to investments in product development, acquisitions or expansion; consequently, we do not expect to pay dividends on Common Stock in the foreseeable future.

The success of our growth strategy is dependent upon the availability of additional capital resources on terms satisfactory to management as we are not generating revenues from our business operations. Our sources of capital in the past have included the sale of equity securities, which include common stock sold in private transactions, capital leases and stockholder advances. There can be no assurance that we can raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed above are adequate to support operations for at least the next 12 months. We anticipate continuing to rely on equity sales of our common shares and shareholder loans in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our plan of operations.

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management's subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following accounting policies are critical in the preparation of our financial statements.

•	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Intangible assets

Intangible assets represented the acquired game right from a related party, which are stated at acquisition cost, less accumulated amortization. The Company amortizes its intangible assets with definite lives over their estimated useful lives and reviews these assets for impairment when an indicator for potential impairment exists. The Company is currently amortizing its intangible assets with definite lives over periods of 3 years.

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•	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Leasehold improvements	3 years or lesser than term of lease
Furniture and fittings	3 years
Office equipment and computers	1- 3 years
Motor vehicle	2 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Revenue recognition

Revenue is recognized when it is realized or realizable and earned, in accordance with ASC 605 Revenue Recognition (“ASC 605”). Revenue from the sale of products is recognised when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been performed; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured. Product sales are recorded net of good and service taxes and product returns.

The Company records revenues from the sales of third-party products on a “gross” basis pursuant to ASC 605-45 Revenue Recognition - Principal Agent Considerations, when we are the primary obligor in the arrangement with the end customer and have the risks and rewards as principal in the transaction, such as responsibility for fulfillment, retaining the risk for collection, and establishing the price of the products. If these indicators have not been met, or if indicators of net revenue reporting specified in ASC 605-45 are present in the arrangement, revenue is recognized net of related direct costs.

Any amounts received prior to satisfying the revenue recognition criteria are recorded as deferred revenue or customer deposits in the accompanying consolidated financial statements.

During the year ended March 31, 2017, the Company offered the sales of online games by selling the token to play games on the internet.

•	Cost of revenue

Cost of revenue consists primarily of the cost of goods sold and royalty expenses to the game owners, which are directly attributable to the sales of products and the rendering of online gaming service.

Royalty charges and marketing expenses paid to a related party totaled $442,581 and $2,165,144, for the years ended March 31, 2018 and 2017.

•	Commission credits

The Company maintains a membership program, whereby certain members earn commission credits, based on the sales volume of certain other members who are sponsored directly or indirectly by the member. Commission credits are redeemable on future spending of the products purchased or playing online games. Commission credits are recorded and classified as operating expense when the products are delivered and revenue is recognized. The estimated liability for unredeemed commission credit is included in commission liability on the accompanying balance sheets. Management reviews the adequacy for the accrual for unredeemed commission credits by periodically evaluating the historical redemption and projected trends.

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•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries in Singapore and Seychelles maintain their books and record in its local currency, Singapore Dollars (“S$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from S$ into US$1 has been made at the following exchange rates for the years ended March 31, 2018 and 2017:

	March 31, 2018	March 31, 2017
Year-end S$:US$1 exchange rate	1,3108	1.3974
Annual average S$:US$1 exchange rate	1.3563	1.3840

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, deposits, prepayments and other receivable, purchase deposits, amounts due from related companies, amount due from a third party, accounts payable, commission liabilities, deferred revenue, accrued liabilities and other payables, amounts due to related parties, tax payable and obligations under finance leases approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

Recently Adopted Accounting Standards

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in ASU 2014-15 are effective for fiscal years and interim periods within those years, beginning after December 15, 2016. We adopted this amendment in the year beginning January 01, 2017. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

Accounting Pronouncements Issued But Not Yet Adopted

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). The Company elected the modified retrospective approach.

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The Company’s assessment efforts have included reviewing current revenue processes, arrangements and accounting policies to identify potential differences that could arise from the application of this standard on its consolidated financial statements and related disclosures. The Company expects the impact of the adoption of this standard is nominal on its financial statements since the Company’s traditional lead-zinc mining business has been idled and the Company is transitioning to a new business in sand tailing.

Financial instrument: In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is not permitted. Accordingly, the standard is effective for us on January 1, 2018. Since the Company do not have any financial instruments, management does not expect there will be any material impact on the financial statements.

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-2”), which provides guidance on lease amendments to the FASB Accounting Standard Codification. This ASU will be effective for us on January 1, 2019. We are currently in the process of evaluating the impact of the adoption of ASU 2016-2 on our consolidated financial statements.

Financial Instruments - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Statement of Cash Flows: In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Company for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company evaluated that none of the specific type of cash flow issues provided on this pronouncement is applicable. Therefore, the Company does not believe that this standard has a significant impact on the presentation of its consolidated statement of cash flows.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017 and early adoption is permitted. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company has already disclosed the restricted cash separately on its Consolidated Statements of Financial Position. Beginning the first quarter of 2018, the Company has adopted and also include the restricted cash balances on the Statements of Consolidated Cash Flows and reconciliation of Cash, cash equivalent and restricted cash within its Consolidated Statements of Financial Positions that sum to the total of the same such amounts shown in its Consolidated Statements of Cash Flows.

Business Combination: In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The Company has adopted this guidance effective for us in the first quarter of 2018 on a prospective basis. This standard does not have a material impact on our consolidated financial statements unless and until the Company plans an acquisition or deconsolidation in the future.

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Financial Instruments - Credit Losses: In June 2017, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2017-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the impact of this standard on the Company’s consolidated financial statements and related disclosures.

Revenue Recognition and Leases: In September 2017, the FASB issued ASU 2017-13, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842). The main objective of this pronouncement is to clarify the effective date of the adoption of ASC Topic 606 and ASC Topic 842 and the definition of public business entity as stipulated in ASU 2014-09 and ASU 2016-02. ASU 2014-09 provides that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. ASU 2016-12 requires that “a public business entity and certain other specified entities adopt ASC Topic 842 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. All other entities are required to adopt ASC Topic 842 for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020”. ASU 2017-13 clarifies that the SEC would not object certain public business entities to elect to use the non-public business entities effective dates for applying ASC 606 and ASC 842. ASU 2017-13, however, limits such election to certain public business entities that “otherwise would not meet the definition of a public business entity except for a requirement to include or inclusion of its financial statements or financial information in another entity’s filings with the SEC”. The Company elected to adopt ASC Topic 606 and ASC Topic 842 beginning January 1, 2018 and January 1, 2019, respectively.

Except for the ASU above, in the period from February 2018 through July 2018, the FASB has issued ASU No. 2018-02 through ASU 2018-05, which are not expected to have a material impact on the consolidated financial statements upon adoption.

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PROPERTIES

We maintain our approximately 678 square feet corporate office at 1 Raffles Place, #33-02, One Raffles Place Tower One, Singapore 048616. According to the lease, we are obligated to pay a monthly rent of SGD$24,000 (approximately US $17,778) during the term of 1 year. The lease expires May 31, 2019. The foregoing description of the lease is qualified in its entirety by reference to the Lease Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Our operations are conducted at premises located at 36 Kaki Bukit Place, #04-01, Singapore 416214, and is approximately 9800 square feet. According to the lease, we are obligated to pay a monthly rent of SGD$14,000 (approximately US $10,370) during the term of 1 year. The lease expired July 31, 2018, but was extended until July 31, 2019, at the same monthly rental rate. The foregoing description of the lease and its extension is qualified in its entirety by reference to the Memorandum of Understanding and Addendum to the MOU Dated August 1, 2017, which are filed as Exhibits 10.4 and 10.5 to this Current Report and incorporated herein by reference.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 8, 2018 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Eldee Tang (3)	140,750,000	98.7%

All executive officers and directors as a group (three persons)	140,750,000	98.7%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of August 8, 2018. Applicable percentage ownership is based on 142,663,161 shares of common stock outstanding as of August 8, 2018, and any shares that such person or persons has the right to acquire within 60 days of August 8, 2018, is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(2)	Unless otherwise noted, the business address of each beneficial owner listed is 1 Raffles Place, #33-02, One Raffles Place Tower One, Singapore 048616. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.
(3)	Eldee Tang was appointed to serve as our Chief Executive Officer and Director effective March 27, 2018. Mr. Tang is also a party to a Share Sale Agreement, dated January 29, 2018, with Ms. Kao Wei-Chen (aka Kao Hsuan-Ying), a former affiliate of the Company, pursuant to which Ms. Chen agreed to sell to Mr. Tang 925,000 shares of common stock of the Company held by her. The parties expect to consummate such sale in the near future.

Changes In Control

On March 27, 2018, Lim Yew Chuan, the director, Chief Executive Officer, Chief Financial Officer and Secretary of Noble Vici Group, Inc. (the “Company”), resigned from all of his positions as director, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Mr. Lim’s decision to leave the Board and his executive officer positions with the Company is due to personal reasons and not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices

Effective March 27, 2018, the following individuals were appointed to serve in the capacities set forth next to their names until his successor(s) shall be duly elected or appointed, unless he resigns, is removed from office or is otherwise disqualified from serving as an executive officer or director of the Company:

Name	Office(s)
Eldee Tang	Chief Executive Officer and Director
Sin Chi Yip	Chief Financial Officer
Jon Yee Chuan Lim	Chief Operating Officer and Secretary

On January 29, 2018, Eldee Tang entered into agreements with four shareholders of the Company to purchase up to 1,675,000,000 shares of the Company’s common stock at a per share purchase price of US$0.00008, for an aggregate price of US$134,000. On June 15, 2018, the Company effectuated a 1 for 1,000 reverse stock split whereby every 1,000 shares of the Company’s common stock were reduced to one share. The parties effectuated Mr. Tang’s purchase of 750,000 shares such securities (expressed on a post reverse split basis) effective June 15, 2018. Mr. Tang expects to purchase the balance of the 925,000 shares from Kao Wei-Chen, a former affiliate of the Company, in the near future.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Positions
Eldee Tang	42	Chief Executive Officer, Director
Sin Chi Yip	42	Chief Financial Officer
Jon Yee Chuan Lim	46	Chief Operating Officer and Secretary

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Sir Eldee Tang, age 42, joined us as our Chief Executive Officer and Director on March 27, 2018. He has served as a Partner and Executive Director of Venvici Pte. Ltd., a SME that focuses on crowdsourcing in e-commerce and mobile commerce technology, since April 2015. Mr. Tang founded Noble Infotechnologies Pte. Ltd., a data analytics company focusing on financial IT infrastructure technologies, and has served as its Managing Director since 2006. Mr. Tang also founded Infinite Lifestyle Pte. Ltd., a wellness and related product company, and served as its Managing Director from April 2006 to 2012. Mr. Tang received his Diploma in Electronic and Computer Engineering from Ngee Ann Polytechnic in Singapore in 1996, his Masters in Business Administration from the University of South Australia in 2008.

Mr. Tang is a seasoned entrepreneur in the e-commerce and fintech industry. He is the recipient of numerous distinguished business awards including the Most Promising Entrepreneur Award from Asia Pacific Entrepreneur Award (APEA) in 2010 as well as the Global Outstanding Young Chinese Award by the Global Chinese Outstanding Youth in 2016. In 2017, he was knighted by the Sovereign Order of Saint John of Jerusalem, Knights of Malta for his philanthropic contributions. We believe that Mr. Tang’s deep experience in e-commerce, big data and internet industries qualifies him to serve on our Board of Directors.

Sin Chi Yip, age 42, joined us as our Chief Financial Officer on March 27, 2018. Prior to joining the company, he served as the Chief Financial Officer of Thong Yong International Pte. Ltd., a shipping vessel development and construction company with a portfolio of 20 vessels operating in Singapore, Middle East, Malaysia, China, Indonesia and the Netherlands, since October 2008. From September 2006 to September 2008, Mr. Yip served as the Finance Manager of CIMC Raffles Offshore Ltd., a shipyard that specializes in constructing offshore vessels. Mr. Yip served as an accountant at Acumen Engineering Pte. Ltd, a plastic resins distribution company, from January 2003 to August 2006. He began his career as an auditor with Deloitte & Touché LLP in 2000 until he departed in 2003. Mr. Yip received his Bachelor of Accountancy and Executive Masters in Business Administration from Nanyang Technological University (Singapore) in 2000 and 2012, respectively. He also participated in the Advanced Management Program from the University of California, Berkeley in 2011.

Jon Yee Chuan Lim, age 46, joined us as our Chief Operating Officer and Secretary on March 27, 2018. Prior to joining the company, he served as the Vice President of Finance and HR of Venvici Pte. Ltd., a SME that focuses on crowdsourcing in e-commerce and mobile commerce technology, from July 2016 to March 2018. From October 2010 to April 2017, Mr. Lim was the Chief Financial Officer of the Singapore branch of HL Display, a global market leader in in-store communications and merchandising manufacturer. From September 2008 to August 2010, he served as the Chief Financial Officer of Iknow Pte Ltd., a Singapore based company that designs, distributes and retails IT products and services in more than 100 retail outlets. From January 2006 to 2008, Mr. Lim served as the Financial Controller of Verigy (Singapore), which is a spin-off of Agilent Technologies. Prior to joining Verigy, he served as the Manager of Corporate Finance for OCBC Bank. Mr. Lim served as the Group Finance Manager of Pacific Internet, a former NASDAQ listed company that was ultimately acquired by Telstra, Australia’s largest telecommunications and media company, from June 2003 to March 2005. From January 1998 to February 2003, Mr. Lim served as the Financial Supervisor of KLA-Tencor (NASDAQ: KLAC). Mr. Lim holds a Master of Business Administration and Bachelor Degree in Accountancy from Santa Clara University.

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Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or
•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We have not formed separate Audit, Corporate Governance or Compensation and Nominations committees. Our entire Board performs the functions of the Audit, Corporate Governance and Compensation and Nominations committees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended March 31, 2018, and up to the date of this current report, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. A copy of our Code of Business Conduct and Ethics is filed as Exhibit 14 to this annual report and may be obtained free of charge by contacting us at the address or telephone number listed on the cover page hereof.

Board Meetings

Our board of directors currently consists of Eldee Tang. The board held no formal meetings during the year ended March 31, 2018, but took actions via unanimous written consent. We expect our current board to act by written consent or through board meetings in accordance with the provisions of the Delaware General Corporation Law and our Amended and Restated Bylaws.

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Nomination Process

Effective June 15, 2018, we adopted advance notice procedures for stockholders seeking to nominate candidates for election as directors at our annual meeting of stockholders. Among other things, our Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws provide that:

•	Our stockholders may not call special meetings of our stockholders unless they hold in excess of 50% of the shares entitled to vote at a meeting of stockholders. Stockholders requesting a special meeting to act on any matter that may properly be considered at a meeting of stockholders must submit a written request to the secretary of the Corporation. Such meeting request must contain all information required pursuant to the Amended and Restated Bylaws, be sent to the secretary by registered mail, return receipt requested, and be received by the secretary within 60 days after the record date;
•	In any annual meeting of our stockholders, stockholders may not act on any matter not properly brought before the meeting. A matter is considered to have been properly brought before a meeting if the stockholder has given timely notice thereof in writing to the secretary of the Corporation and such business is a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required pursuant to the Amended and Restated Bylaws and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
•	Our stockholders may not nominate persons to our Board unless they comply with certain nomination procedures. A stockholder must deliver notice of its intent to nominate persons to be elected to the Board to the secretary of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must include all information required pursuant to the Amended and Restated Bylaws, which shall include information regarding (i) the stockholder, (ii) any person acting in concert with such stockholder, (iii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iv) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any of the persons described in sections (ii) and (iii) above.

Such notice shall contain, among other things, a written undertaking certifying that such proposed nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company.

These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors.

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Corporate Governance & Board Independence

Our Board of Directors consists of one director: Eldee Tang. We do not currently have a standing audit, nominating or compensation committee of the board of directors, or any committee performing similar functions. Our board of directors performs the functions of audit, nominating and compensation committees. As of the date of this report, no member of our board of directors qualifies as an “audit committee financial expert” as defined in 17 CFR 229.407(d)(5) promulgated under the Securities Act. We hope to attract a director who qualifies as an “audit committee financial expert” as our business matures.

Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges as necessary. Our board of directors does not believe that it is necessary to have such committees at the early stage of the company’s development, and our board of directors believes that the functions of such committees can be adequately performed by the members of our board of directors.

Board Leadership Structure and the Board’s Role in Risk Oversight.

The Board of Directors is led by the Chairman who is also the Chief Executive Officer. The Board believes that the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer. A combined structure provides the Company with a single leader who represents the company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

•	This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Mr. Tang’s continuation in the combined role of the Chairman and Chief Executive Officer is in the best interest of the stockholders.
•	The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman, President and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

Involvement in Certain Legal Proceedings

From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. We may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. We believe that we have adequate liability insurance coverage. There can be no assurance, however, that we will not be sued, that any such lawsuit will not exceed our insurance coverage, or that we will be able to maintain such coverage at acceptable costs and on favorable terms.

We are not a party to, nor is any of our property the subject of, any legal proceedings. There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

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EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Currently, our executive directors and officers receive cash compensation for services in such capacities. We expect to establish an incentive compensation plan as our company matures. We expect that our executive compensation philosophy will be to create a long-term direct relationship between pay and our performance. Our executive compensation program will be designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives will be to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. We expect the compensation package of our named executive officers to consist of the following main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations;
2.	incentive compensation consisting of stock options, restricted stock and the like; and
3.	discretionary bonus awards payable in cash and or securities of the Company tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

As we do not have Compensation Committee, our Board will be responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. The Board will annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. The Board may award discretionary bonuses to each of the named executives, and reviews and approves the process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, the Board will review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

We expect out Chief Executive Officer to periodically provide the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board will provide an evaluation for the Chief Executive Officer. These evaluations will serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We expect to engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

We expect our executive compensation program to consist of the following elements:

Base Salary

Our base salary structure will be designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer will reflect our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board will consider all of these factors, though it will not assign specific weights to any factor. The Board will generally review the base salary for each named executive officer on an annual basis. For each of our named executive officers, we expect to review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

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Discretionary Bonus

The objectives of our bonus awards will be to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Each of our named executive officers will be eligible for consideration for a discretionary cash bonus. The Chief Executive Officer will make recommendations regarding bonus awards for the named executive officers and the Board provides the bonus recommendation for the Chief Executive Officer. However, the Board/Compensation Committee will have sole and final authority and discretion in designating to whom awards are made, the size of the award, if any, and its terms and conditions. The bonus recommendation for each of the named executive officers depends on a number of factors, including (i) the performance of the Company for the year, (ii) the satisfaction of certain individual and corporate performance measures, and (iii) other factors which the Board may deem relevant. The Company did not award any cash bonuses during fiscal year 2018.

Stock Holdings

The Board recognizes the importance of having a portion of the named executive officers’ compensation be paid in the form of equity, to help align the executives’ interests with the interests of the Company’s stockholders. Initially, we expect the Board to emphasize the cash-based portion of our compensation program over a stock program because it believes the discretionary nature of the cash-based compensation gives it the needed flexibility to factor in and reward the attainment of longer-term goals for the Company and the executives, as the Board deems appropriate.

We have not timed nor do we plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

Summary Compensation Table

The following tables set forth, for each of the last two completed fiscal years of the Company, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)

Lim Yew Chuan (1)	2018	0	0	0	0	0
(Chief Executive Officer, Chief Financial Officer and Secretary)	2017	0	0	0	0	0

Eldee Tang (2) (Chief Executive Officer)	2018	0	0	0	0	0
	2017	0	0	0	0	0

_______________

(1)	Lim Yew Chuan served as our Chief Executive Officer, Chief Financial Officer, Secretary and director from February 18, 2016, to March 27, 2018.
(2)	Eldee Tang was appointed to serve as our Chief Executive Officer and Director effective March 27, 2018.

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Narrative Disclosure to Summary Compensation Table

Each of Messrs. Eldee Tang, Yip and Lim are parties to an employment agreement with NVPL, our subsidiary, or the Employment Agreements, as of the dates and for the annual salary set forth below:

Name	Position	Monthly Salary (Singapore Dollars)/ USD	Effective Date
Eldee Tang	Chief Executive Officer and Director	S$20,000/US$14,815	April 1, 2018
Sin Chi Yip	Chief Financial Officer	S$10,000/US$7,407	April 1, 2018
Yee Chuan Lim	Chief Operating Officer, Secretary	S$10,000/USD$7,407	April 1, 2018

In addition to the base salary set forth above, each executive officer may be entitled to quarterly bonuses based upon performance indicators established by the company.

Each executive officer may terminate his respective employment agreement by giving two months prior written notice thereof. NVPL is entitled to reduce the termination period by offsetting against the employment amounts due. NVPL may terminate the employment of each executive officer in the case of dishonesty, willful or gross misconduct, violation of house rules, gross incompetence or persistent breach of any terms of employment.

Our executive officers are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with their services on our behalf. They are also entitled to certain health and welfare benefits, transportation allowances, and relevant professional membership fees and course fees.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to such agreements which are filed as Exhibits 10.6 through and including 10.8 to this Current Report and are incorporated herein by reference.

Other than set out above and below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We expect to establish one or more incentive compensation plans in the future. Our directors and executive officers may receive securities of the Company as incentive compensation at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Equity Awards

There are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

38

Compensation of Directors

During our fiscal year ended March 31, 2018, we did not provide compensation to any of our employee directors for serving as our director. We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Outstanding Equity Awards At Fiscal Year-End

There are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and

•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

Compensation Committee Interlocks and Insider Participation

We have not yet established a Compensation Committee. Our Board of Directors performs the functions that would be performed by a compensation committee.

Our Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. Our Amended and Restated Bylaws may be amended, altered or repealed by our Board of Directors.

39

Our Amended and Restated Bylaws also provide that our directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors. An election of our directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Our current and future executive officers and significant employees serve at the discretion of our board of directors. Our board of directors may also choose to form certain committees, such as a compensation and an audit committee.

Compensation Committee Report

Our Board has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Current Report on Form 8-K. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Current Report on Form 8-K and irrespective of any general incorporation language in such filing.

Submitted by members of the Board of Directors:

Eldee Tang

40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there are no transactions during our two most recent fiscal years ended March 31, 2018 and March 31, 2017, or any currently proposed transaction, in which our Company was or to be participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

From time to time, our shareholders advance funds to the Company on an unsecured, non-interest bearing basis, which funds are due on demand. As of March 31, 2018, Ms. Kao Wei-Chen, our major shareholder advanced $280,317, all of which is outstanding. As of March 31, 2017, Ms. Kao Wei-Chen, our major shareholder advanced $225,003, none of which is outstanding.

From time to time, our shareholders advance funds to the Company on an unsecured, non-interest bearing basis, which funds are due on demand. As of December 31, 2017, Ms. Kao Wei-Chen, our major shareholder advanced $238,714, all of which is outstanding. As of December 31, 2016, Ms. Kao Wei-Chen, our major shareholder advanced $214,517, all of which is outstanding.

We have not adopted policies or procedures for approval of related person transactions but review them on a case-by-case basis. We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties. Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Transactions of NVPL

During the twelve months ended March 31, 2018, and 2017, we made payments to the related parties as follow:

	March 31, 2018	March 31, 2018
Vendor	Amount for the year	Accounts Payable
WMI Holdings Private Limited – purchase of goods	$378,136	$109,478
GToken Limited – marketing expense	$442,581	$30,302

	March 31, 2017	March 31, 2017
Vendor	Amount for the year	Accounts Payable
WMI Holdings Private Limited – purchase of goods	$17,022	–
GToken Limited – royalty charges	$2,165,144	–

Eldee Tang, our Chief Executive Officer and Director, owns 50% of WMI Holdings Private and 10% of GToken Limited.

As of March 31, 2017, the Company made temporary advances to its related companies which were controlled by the director of the Company, which was unsecured, interest-free and repayable on demand. The balances were fully repaid during the year ended March 31, 2018.

From time to time, Eldee Tang, our Chief Executive Officer and Director, advances funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and due on demand. The imputed interest on the loan from a related party was not significant. As of March 31, 2018 and 2017, the Company owed Eldee Tang a balance of $69,069 and $1,045,674, respectively.

Director Independence

Our board of directors currently consists of Eldee Tang, our Chief Executive Officer, who does not qualify as an independent director under the published listing requirements of the NASDAQ Stock Market or the NYSE. As of the date hereof, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.”

41

LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.  We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. There are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Shares of our common stock are quoted on the OTC Pink under the symbol “NVGI”. As of August 7, 2018, the last closing price of our securities was $2.00, with little to no quoting activity. There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Pink. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarterly period	High	Low
Fiscal year ended March 31, 2018:
Fourth Quarter	$1.10	$1.10
Third Quarter	$1.10	$1.10
Second Quarter	$1.10	$1.10
First Quarter	$1.10	$0.05
Fiscal year ended March 31, 2017:
Fourth Quarter	$0.05	$0.05
Third Quarter	$0.05	$0.05
Second Quarter	$0.05	$0.05
First Quarter	$0.05	$0.05

(b)  Approximate Number of Holders of Common Stock

As of August 2, 2018, there were approximately 47 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name”.

(c)  Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We paid no dividends during the periods reported herein, nor do we anticipate paying any dividends in the foreseeable future.

(d)  Equity Compensation Plan Information

None.

(e)  Recent Sales of Unregistered Securities

None.

42

DESCRIPTION OF SECURITIES

The following is a description of the material provisions of our capital stock, as well as other material terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.  We refer you to our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, copies of which have been filed as exhibits to this report.

Common Stock

We are authorized, subject to limitations prescribed by Delaware law, to issue up to 3,000,000,000 shares of common stock with a nominal par value of $0.0001.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Under our Amended and Restated Certificate of Incorporation, stockholders do not have the right to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock with a nominal par value of $0.0001.  Our Amended and Restated Certificate of Incorporation allows our board of directors to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.  We have no current plans to issue any shares of preferred stock.

Options

As of the date of this Report, we had no outstanding options to purchase shares of our common stock.

Transfer Agent and Registrar

Our transfer agent is Nevada Agency and Transfer Company. located 50 West Liberty Street, Suite 880, Reno, Nevada 89501, telephone number is (775) 818-322-0626.

43

Anti-takeover Provisions

Some of the provisions of Delaware law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company or removing our incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws provide that:

•	Board of Directors Vacancies. Our Amended and Restated Certificate of Incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
•	Director Removals. Our Amended and Restated Bylaws provide that directors can only be removed for cause by holders of at least a majority of the shares entitled to vote at an election of directors. This makes it more difficult to change the composition of the Board.
•	Stockholder Action; Special Meeting of Stockholders. Our Amended and Restated Certificate of Incorporation provides that no action shall be taken by our stockholders except at an annual or special meeting of our stockholders called in accordance with our bylaws. Our bylaws provide that special meetings of our stockholders may be called by holders or more than fifty percent (50%) of the shares entitled to vote at a meeting of stockholders, a majority of our board of directors, the chairman of our board of directors, or our chief executive officer.
•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation and Amended and Restated bylaws do not provide for cumulative voting.
•	Issuance of “Blank Check” Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of “blank check” preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise;
•	Bylaws Amendments Without Stockholder Approval. Our Amended and Restated Bylaws provide that a majority of the authorized number of directors will generally have the power to adopt, amend or repeal our bylaws without stockholder approval;
•	Broad Indemnity. We are permitted to indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. This provision may make it more difficult to remove directors and officers and delay a change in control of our management.

Delaware Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits public companies from entering into a business combination (including a merger, sale of assets or transfer of stock) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless certain conditions apply. An “interested stockholder” is defined as a person or group of persons who beneficially acquire 15% or more of the outstanding voting stock of the corporation. Section 203 does not apply if the corporation’s board of directors preapproves the transaction by which a stockholder becomes an interested stockholder, or if the subsequent business combination with an interested stockholder is authorized at a stockholder meeting by two-thirds of the corporation’s outstanding voting stock (excluding the stock held by the interested stockholder). Further, a stockholder who acquires 85% or more of the voting stock of a corporation (excluding stock held by directors who are also officers and certain employee stock plans) in the first transaction in which it becomes an interested stockholder is not subject to the three-year waiting period for any subsequent business combination.

44

A Delaware corporation may amend its certificate of incorporation to “opt out” of Section 203’s anti-takeover protection. The amendment must be approved by the affirmative vote of a majority of the shares entitled to vote, in addition to any other vote required by law, and it must be effected before any stockholder becomes an interested stockholder. Subject to certain exceptions, such amendment will not take effect until twelve months after its adoption.

Because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders, the restrictions of Section 203 of the Delaware General Corporation Law do not apply to us. We have determined, however, to amend our Certificate of Incorporation to elect not to be governed by Section 203 of the DGCL to facilitate potential future business combinations regardless of whether such business combinations are with interested stockholders. Further, because we did not elect to be governed by Section 203 of the DGCL in our original Certificate of Incorporation, our election not to be governed by Section 203 of the DGCL took effect on June 15, 2018, and the twelve month waiting period did not apply to us.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to our company or our stockholders;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which they derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation also provide that to the fullest extent permitted by applicable law, we are authorized to advance expenses incurred by or on behalf of a director, officer or other persons to which we are permitted to provide indemnification, in excess of the advancement permitted by Section 145 of the DGCL in advance of the final disposition of any action or proceeding.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our Amended and Restated Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Amended and Restated Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

We intend to enter into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

45

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or in any indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We expect to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

46

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

NOBLE VICI PTE LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Stockholder of

Noble Vici Pte Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Noble Vici Pte Limited (the Company) as of March 31, 2018 and 2017, and the related consolidated statements of operations and other comprehensive income, cash flows and changes in stockholder’s deficit for each of the two years in the period ended March 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for the Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HKCMCPA Company Limited

We have served the Company since 2018.

Hong Kong, China

August 8, 2018

F-2

NOBLE VICI PTE LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of March 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,536,980	281,275
Deposits, prepayment and other receivable	320,879	269,984
Purchase deposits	1,463,151	–
Amounts due from related companies	–	12,508
Amount due from a third party	228,875	–

Total current assets	3,549,885	563,767

Non-current assets:
Intangible assets, net	696,479	665,647
Property, plant and equipment, net	250,736	34,530

Total non-current assets	947,215	700,177

TOTAL ASSETS	$4,497,100	$1,263,944

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Account payables	$417,811	$28,819
Commission liabilities	428,158	740,884
Deferred revenue	3,962,773	–
Accrued liabilities and other payables	361,586	118,254
Amount due to a director	69,069	1,045,674
Amounts due to related parties	–	613,818
Tax payable	335,546	42,347
Current portion of obligations under finance leases	84,345	1,829

Total current liabilities	5,659,288	2,591,625

Long-term liabilities:
Obligations under finance leases	1,466	3,209

TOTAL LIABILITIES	5,660,754	2,594,834

Commitments and contingencies

STOCKHOLDER’S DEFICIT
Issued capital, 1,000,001 ordinary shares and 1 ordinary share issued and outstanding, as of March 31, 2018 and 2017, respectively	152,727	1
Stock subscription receivable	(152,726)	–
Accumulated other comprehensive (loss) income	(46,440)	32,956
Accumulated deficit	(1,117,215)	(1,363,847)

Stockholder’s deficit	(1,163,654)	(1,330,890)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$4,497,100	$1,263,944

See accompanying notes to consolidated financial statements.

F-3

NOBLE VICI PTE LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2018	2017

Revenue, net	$3,623,980	$5,232,680

Cost of revenue	(832,390)	(2,646,036)

Gross profit	2,791,590	2,586,644

Operating expenses:
Sales and marketing expense	1,118,310	977,816
General and administrative expenses	1,433,134	1,338,327

Total operating expenses	2,551,444	2,316,143

INCOME FROM OPERATION	240,146	270,501

Other income (expense):
Interest expense	(1,547)	(283)
Government subsidy income	25,086	44,773
Sundry income	16,041	4,683

Total other income	39,580	49,173

INCOME BEFORE INCOME TAXES	279,726	319,674

Income tax expense	(33,094)	(29,857)

NET INCOME	246,632	289,817
Other comprehensive (loss) income:
– Foreign currency adjustment (loss) gain	(79,396)	56,565

COMPREHENSIVE INCOME	$167,236	$346,382

See accompanying notes to consolidated financial statements.

F-4

NOBLE VICI PTE LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2018	2017

Cash flow from operating activities:
Net income	$246,632	$289,817
Adjustments for:
Amortization of intangible assets	12,725	–
Depreciation of property, plant and equipment	61,674	72,730

Change in operating assets and liabilities:
Deposits, prepayment and other receivable	(31,941)	79,363
Amounts due from related companies	12,888	(12,630)
Purchase deposit	(1,414,059)	–
Account payables	374,098	29,098
Accrued liabilities and other payables	227,613	10,223
Commission liabilities	(349,563)	(2,282,401)
Deferred revenue	3,829,812	–
Tax payable	280,658	2,952

Net cash generated from (used in) operating activities	3,250,537	(1,810,848)

Cash flow from investing activities:
Purchase of property, plant and equipment	(268,417)	(16,560)
Purchase of intangible assets	–	(37,409)

Net cash used in investing activities	(268,417)	(53,969)

Cash flow from financing activities:
(Repayment to) proceeds from a director	(1,010,637)	982,649
Advance to a third party	(221,195)	–
Repayment to related parties	(632,434)	(249,316)
Proceeds from (repayment of) finance lease	77,740	(1,850)

Net cash (used in) generated from financing activities	(1,786,526)	731,483

Foreign currency translation adjustment	60,111	(40,630)

Net change in cash and cash equivalents	1,255,705	(1,173,964)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	281,275	1,455,239

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,536,980	$281,275

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,145	$–
Cash paid for interest	$1,547	$283

See accompanying notes to consolidated financial statements.

F-5

NOBLE VICI PTE LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Issued capital
	No. of ordinary shares	Amount	Stock subscription receivable	Accumulated other comprehensive income (loss)	Accumulated losses	Total stockholder’s deficit
Balance as of April 1, 2016	1	$1	$–	$(23,609)	$(1,653,664)	$(1,677,272)
Foreign currency translation adjustment	–	–	–	56,565	–	56,565
Net income for the year	–	–	–	–	289,817	289,817
Balance as of March 31, 2017	1	$1	$–	$32,956	$(1,363,847)	$(1,330,890)
Issuance of new ordinary shares	1,000,000	152,726	(152,726)	–	–	–
Foreign currency translation adjustment	–	–	–	(79,396)	–	(79,396)
Net income for the year	–	–	–	–	246,632	246,632
Balance as of March 31, 2018	1,000,001	$152,727	$(152,726)	$(46,440)	$(1,117,215)	$(1,163,654)

See accompanying notes to consolidated financial statements.

F-6

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

1.       DESCRIPTION OF BUSINESS AND ORGANIZATION

Noble Vici Pte Limited (the “Company”) is a private limited liability company and was incorporated on March 9, 2018 in the Republic of Singapore. The Company’s operation is mainly engaged in the sale and marketing of third-party products through a network of independent members in the Republic of Singapore and Asian region.

Pursuant to its Articles of Association, the issued share capital is amounted to Singapore Dollar (“S$”) 1, representing 1 ordinary share at its inception. During the year ended March 31, 2018, the Company issued 1,000,000 ordinary shares to its sole shareholder for an amount of S$1,000,000.

As of March 31, 2018, the sole stockholder of the Company is Mr. TANG Wai Chong Eldee, who owns 1,000,001 ordinary shares representing 100% equity interest of the Company.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest held

Noble Infotech Applications Pte Ltd	Republic of Singapore	Development of software for interactive digital media and software consultancy	S$ 1	100%

Venvici Pte Ltd	Republic of Singapore	Business and management consultancy services on e-commerce service	S$100,000	100%

Venvici Ltd	Republic of Seychelles	Business and management consultancy services on e-commerce service	US$50,000	100%

Ventrepreneur (SG) Pte Ltd	Republic of Singapore	Online retailing	S$10,000	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of presentation

F-7

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Intangible assets

Intangible assets represented the acquired game right from a related party, which are stated at acquisition cost, less accumulated amortization. The Company amortizes its intangible assets with definite lives over their estimated useful lives and reviews these assets for impairment when an indicator for potential impairment exists. The Company is currently amortizing its intangible assets with definite lives over periods of 3 years.

•	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Leasehold improvements	3 years or lesser than term of lease
Furniture and fittings	3 years
Office equipment and computers	1- 3 years
Motor vehicle	2 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Impairment of long-lived assets

In accordance with Accounting Standards Codification ("ASC") Topic 360-10-5, “ Impairment or Disposal of Long-Lived Assets ”, the Company reviews its long-lived assets, including property, plant and equipment, as well as intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable or that useful lives are no longer appropriate. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge as of March 31, 2018 and 2017.

F-8

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

•	Revenue recognition

Revenue is recognized when it is realized or realizable and earned, in accordance with ASC 605 Revenue Recognition (“ASC 605”). Revenue from the sale of products is recognised when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been performed; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured. Product sales are recorded net of good and service taxes and product returns.

The Company records revenues from the sales of third-party products on a “gross” basis pursuant to ASC 605-45 Revenue Recognition - Principal Agent Considerations, when we are the primary obligor in the arrangement with the end customer and have the risks and rewards as principal in the transaction, such as responsibility for fulfillment, retaining the risk for collection, and establishing the price of the products. If these indicators have not been met, or if indicators of net revenue reporting specified in ASC 605-45 are present in the arrangement, revenue is recognized net of related direct costs.

Any amounts received prior to satisfying the revenue recognition criteria are recorded as deferred revenue or customer deposits in the accompanying consolidated financial statements.

During the year ended March 31, 2017, the Company offered the sales of online games by selling the token to play games on the internet.

•	Cost of revenue

Cost of revenue consists primarily of the cost of goods sold and royalty expenses to the game owners, which are directly attributable to the sales of products and the rendering of online gaming service.

Royalty charges and marketing expenses paid to a related party totaled $442,581 and $2,165,144, for the years ended March 31, 2018 and 2017.

•	Commission credits

The Company maintains a membership program, whereby certain members earn commission credits, based on the sales volume of certain other members who are sponsored directly or indirectly by the member. Commission credits are redeemable on future spending of the products purchased or playing online games. Commission credits are recorded and classified as operating expense when the products are delivered and revenue is recognized. The estimated liability for unredeemed commission credit is included in commission liability on the accompanying balance sheets. Management reviews the adequacy for the accrual for unredeemed commission credits by periodically evaluating the historical redemption and projected trends.

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

F-9

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended March, 31 2018 and 2017.

•	Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30, “Imputation of Interest”.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries in Singapore and Seychelles maintain their books and record in its local currency, Singapore Dollars (“S$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from S$ into US$1 has been made at the following exchange rates for the years ended March 31, 2018 and 2017:

	March 31, 2018	March 31, 2017
Year-end S$:US$1 exchange rate	1,3108	1.3974
Annual average S$:US$1 exchange rate	1.3563	1.3840

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-10

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

•	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. For the years ended March 31, 2018 and 2017, the Company operates in two reportable operating segments in Singapore and Asian Region.

•	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-11

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, deposits, prepayments and other receivable, purchase deposits, amounts due from related companies, amount due from a third party, accounts payable, commission liabilities, deferred revenue, accrued liabilities and other payables, amounts due to related parties, tax payable and obligations under finance leases approximate their fair values because of the short maturity of these instruments.

F-12

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

•	Recent accounting pronouncements

Recently Adopted Accounting Standards

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in ASU 2014-15 are effective for fiscal years and interim periods within those years, beginning after December 15, 2016. We adopted this amendment in the year beginning January 01, 2017. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

Accounting Pronouncements Issued But Not Yet Adopted

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). The Company elected the modified retrospective approach.

The Company’s assessment efforts have included reviewing current revenue processes, arrangements and accounting policies to identify potential differences that could arise from the application of this standard on its consolidated financial statements and related disclosures. The Company expects the impact of the adoption of this standard is nominal on its financial statements since the Company’s traditional lead-zinc mining business has been idled and the Company is transitioning to a new business in sand tailing.

Financial instrument: In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is not permitted. Accordingly, the standard is effective for us on January 1, 2018. Since the Company do not have any financial instruments, management does not expect there will be any material impact on the financial statements.

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-2”), which provides guidance on lease amendments to the FASB Accounting Standard Codification. This ASU will be effective for us on January 1, 2019. We are currently in the process of evaluating the impact of the adoption of ASU 2016-2 on our consolidated financial statements.

F-13

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

Financial Instruments - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Statement of Cash Flows: In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Company for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company evaluated that none of the specific type of cash flow issues provided on this pronouncement is applicable. Therefore, the Company does not believe that this standard has a significant impact on the presentation of its consolidated statement of cash flows.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017 and early adoption is permitted. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company has already disclosed the restricted cash separately on its Consolidated Statements of Financial Position. Beginning the first quarter of 2018, the Company has adopted and also include the restricted cash balances on the Statements of Consolidated Cash Flows and reconciliation of Cash, cash equivalent and restricted cash within its Consolidated Statements of Financial Positions that sum to the total of the same such amounts shown in its Consolidated Statements of Cash Flows.

Business Combination: In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The Company has adopted this guidance effective for us in the first quarter of 2018 on a prospective basis. This standard does not have a material impact on our consolidated financial statements unless and until the Company plans an acquisition or deconsolidation in the future.

Financial Instruments - Credit Losses: In June 2017, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2017-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the impact of this standard on the Company’s consolidated financial statements and related disclosures.

F-14

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

Revenue Recognition and Leases: In September 2017, the FASB issued ASU 2017-13, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842). The main objective of this pronouncement is to clarify the effective date of the adoption of ASC Topic 606 and ASC Topic 842 and the definition of public business entity as stipulated in ASU 2014-09 and ASU 2016-02. ASU 2014-09 provides that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. ASU 2016-12 requires that “a public business entity and certain other specified entities adopt ASC Topic 842 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. All other entities are required to adopt ASC Topic 842 for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020”. ASU 2017-13 clarifies that the SEC would not object certain public business entities to elect to use the non-public business entities effective dates for applying ASC 606 and ASC 842. ASU 2017-13, however, limits such election to certain public business entities that “otherwise would not meet the definition of a public business entity except for a requirement to include or inclusion of its financial statements or financial information in another entity’s filings with the SEC”. The Company elected to adopt ASC Topic 606 and ASC Topic 842 beginning January 1, 2018 and January 1, 2019, respectively.

Except for the ASU above, in the period from February 2018 through July 2018, the FASB has issued ASU No. 2018-02 through ASU 2018-05, which are not expected to have a material impact on the consolidated financial statements upon adoption.

4.       REVENUE

	Years ended March 31,
	2018	2017
Products sales:
As principal	$1,150,013	$27,200
As agent (net basis)	2,252,188	–
Other operating revenue	221,779	4,360
	3,623,980	31,560
Sales of online games	–	5,201,120
	$3,623,980	$5,232,680

5.       INTANGIBLE ASSETS

	As of March 31,
	2018	2017
Gaming right
Gross carrying value	$459,104	$430,639
Less: accumulated amortization	(432,770)	(393,588)
Net carrying value	26,334	37,051
Non-amortising portion	670,145	628,596

Intangible assets, net	$696,479	$665,647

F-15

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

Non-amortising portion represents the deposit for the development cost of gaming right, which generally is expected to be commercially launched in its fiscal second quarter of 2018.

Amortization expense for the years ended March 31, 2018 and 2017 were $12,725 and $0, as part of operating expenses, respectively.

The following table outlines the amortization expense for each of the three years:

Years ending March 31:
2019	$236,548
2020	236,548
2021	223,383

Total	$696,479

6.       PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	As of March 31,
	2018	2017
At cost:
Leasehold improvement	$41,747	$124,585
Furniture and fittings	26,684	25,029
Office equipment and computers	77,406	67,980
Motor vehicle	233,452	–
	379,289	217,594
Less: accumulated depreciation	(128,553)	(183,064)
	$250,736	$34,530

Depreciation expense for the years ended March 31, 2018 and 2017 were $61,674 and $72,730, as part of operating expenses, respectively.

7.       PURCHASE DEPOSITS

Purchase deposits represent deposit payments made to vendors for procurement, which are interest-free, unsecured and relieved against accounts payable when goods are received by the Company, or refundable in the next twelve months.

F-16

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

8.       AMOUNTS DUE FROM RELATED COMPANIES

As of March 31, 2017, the Company made temporary advances to its related companies which were controlled by the director of the Company, which was unsecured, interest-free and repayable on demand.

9.       AMOUNT DUE FROM A THIRD PARTY

As of March 31, 2018, the Company made a temporary advance of $228,875 to a third party, which is secured by the stocks held and becomes mature on or before December 31, 2018. Interest is charged at the rate of 5% per annum.

10.       AMOUNTS DUE TO A DIRECTOR AND RELATED PARTIES

As of March 31, 2018 and 2017, amount due to a director of the Company, Mr. TANG Wai Chong Eldee, which was unsecured, interest-free and had no fixed terms of repayment. Imputed interest on related party loan is not significant.

As of March 31, 2017, amounts due to related parties, which was unsecured, interest-free and repayable upon demand. Imputed interest on related party loan is not significant. The balances were fully repaid during the year ended March 31, 2018.

11.        OBLIGATIONS UNDER FINANCE LEASES

The Company purchased several motor vehicles under finance lease agreements with the effective interest rate ranging from 7.05% to 15.3% per annum, due through December 19, 2019, with principal and interest payable monthly. The obligations under the finance leases are as follows:

	As of March 31,
	2018	2017

Finance lease	$89,262	$5,809
Less: interest expense	(3,451)	(771)

Net present value of finance lease	$85,811	$5,038

Current portion	$84,345	$1,829
Non-current portion	1,466	3,209

Total	$85,811	$5,038

F-17

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

As of March 31, 2018, the maturities of the finance leases for each of the two years are as follows:

Years ending March 31:
2019	$84,345
2020	1,466

Total	$85,811

12.       STOCKHOLDER’S EQUITY

Pursuant to its Articles of Association, the issued share capital is S$1, representing the number of 1 ordinary share, equal to $0.72.

During the year ended March 31, 2018, the Company issued 1,000,000 ordinary shares to its sole stockholder for an amount of $152,726. The proceeds from share issuance was not received and classified as stock subscription receivable at March 31, 2018. The Company subsequently received the proceeds from its sole stockholder in May 2018.

As of March 31, 2018 and 2017, the total number of outstanding and issued ordinary shares was 1,000,001 and 1, respectively.

13.	INCOME TAX

The provision for income taxes consisted of the following:

	Years ended March 31,
	2018	2017

Current tax	$33,094	$29,857
Deferred tax	–	–
Income tax expense	$33,094	$29,857

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company and its subsidiaries are mainly operated in Republic of Singapore and Republic of Seychelles that are subject to taxes in the jurisdictions in which they operate, as follows:

The Company and its subsidiaries are incorporated and registered in Republic of Singapore and are subject to the Singapore corporate income tax at a standard income tax rate of 17% on the assessable income arising in Singapore during its tax year.

The Company’s subsidiary in Republic of Seychelles is also subject to the Singapore corporate income tax regime.

F-18

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the years ended March 31, 2018 and 2017 are as follows:

	Years ended March 31,
	2018	2017

Income before income taxes	$279,726	$319,674
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	47,553	54,345
Tax effect of non-taxable income	(25,605)	(3,851)
Tax effect of non-deductible items	39,386	30,903
Tax effect of tax concession	(26,488)	(29,570)
Tax effect of allowance	(1,752)	(2,192)
Tax loss carryforwards	–	(19,778)
Income tax expense	$33,094	$29,857

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of March 31, 2018 and 2017:

	As of March 31,
	2018	2017

Deferred tax assets:
Net operating loss carryforwards	$20,348	$12,127
Less: valuation allowance	(20,348)	(12,127)
Deferred tax assets, net	$–	$–

As of March 31, 2018, the Company incurred $119,693 of cumulative net operating losses which can be carried forward to offset future taxable income at no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $20,348 at March 31, 2018, on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The Company has filed an income tax return for 2016 in Singapore jurisdiction.

14.	PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended March 31, 2018 and 2017, $77,639 and $136,298 contributions were made accordingly.

15.       RELATED PARTY TRANSACTIONS

From time to time, the stockholder and director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand. The imputed interest on the loan from a related party was not significant.

F-19

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

Purchase from a related company totaled $378,136 and $17,022, for the years ended March 31, 2018 and 2017.

Marketing expenses and royalty charges paid to a related company totaled $442,581 and $2,165,144, for the years ended March 31, 2018 and 2017.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

16.       CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)       Major customers

For the years ended March 31, 2018 and 2017, there is no individual customer exceeding 10% of the Company’s revenue.

The Company considers its business activities to constitute two single reportable segments. The Company’s chief operating decision makers use the consolidated results to make operating and strategic decisions. The geographic distribution analysis of the Company’s revenues by region is as follows:

	Years ended March 31,
	2018	2017

China	$2,255,174	$4,016,134
Singapore	1,215,671	1,187,482
Other countries in Asia Pacific	153,135	29,066

	$3,623,980	$5,232,682

All of the Company’s long-lived assets are located in Singapore.

(b)	Major vendors

For the year ended March 31, 2018, there is one single vendor (Vendor B) representing more than 10% of the Company’s purchase. This vendor (Vendor B) accounted for 45% of the Company’s purchase amounting to $378,136, with $109,478 of accounts payable.

For the year ended March 31, 2017, there is one single vendor (Vendor A) representing more than 10% of the Company’s purchase. This vendor (Vendor A) accounted for 82% of the Company’s purchase amounting to $2,165,144 with $0 of accounts payable.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

F-20

NOBLE VICI PTE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares

The Company’s interest-rate risk arises from borrowings under finance lease. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of March 31, 2018 and 2017, borrowing under finance lease was at fixed rates.

(d)	Economic and political risk

The Company’s major operations are conducted in Republic of Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Company’s business, financial condition, and results of operations.

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

17.       COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

During the years ended March 31, 2018 and 2017, the Company leased its properties under operating leases. The leases typically commence for a period ranging for 1 to 3 years. None of the leases includes contingent rentals.

As of March 31, 2018 and 2017, the Company has future rental payables under non-cancellable operating leases of $42,723 and $53,229 in the next twelve months.

(b)	Capital commitment

As of March 31, 2018 and 2017, the Company has no material capital commitments in the next twelve months.

18.       SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2018, up through the date the Company issued the audited consolidated financial statements.

On August 8, 2018, the Company and its stockholder and Noble Vici Group, Inc. (“NVGI”) entered into the share exchange agreement (“Share Exchange Agreement”), which was closed on August 8, 2018. Pursuant to the terms of the Share Exchange Agreement, NVGI exchanged 140,000,000 shares of its common stock for all of the outstanding capital stock of the Company. As a result, the Company became a wholly owned subsidiary of NVGI.

F-21

NOBLE VICI GROUP, INC. Unaudited Pro forma Financial Information

F-22

NOBLE VICI GROUP, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2018

(Unaudited)

	Historical	Historical
	NVGI	Noble Vici	Pro Forma Adjustments	Note	ProForma Condensed Combined

ASSETS
Current assets:
Cash and cash equivalents	$–	$1,536,980			$1,536,980
Purchase deposits	–	1,463,151			1,463,151
Amount due from a third party	–	228,875			228,875
Deposits, prepayment and other receivables	–	320,879			320,879

Total current assets	–	3,549,885			3,549,885

Non-current assets:
Plant and equipment	–	250,736			250,736
Intangible assets	–	696,479			696,479

Total non-current assets	–	947,215			947,215

TOTAL ASSETS	$–	4,497,100			$4,497,100

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$22,448	$779,397			$801,845
Commission liabilities	–	428,158			428,158
Deferred revenue	–	3,962,773			3,962,773
Amounts due to related parties	280,317	69,069			349,386
Tax payable	–	335,546			335,546
Current portion of obligation under finance lease	–	84,345			84,345

Total current liabilities	302,765	5,659,288			5,962,053

Non-current liabilities:
Obligation under finance lease	–	1,466			1,466

Total non-current liabilities	–	1,466			1,466

Total liabilities	–	5,660,754			5,963,519

Stockholder’s deficit:
Issued capital, par value	266	152,727	(138,727)	(b), (c)	14,266
Stock subscription receivable	–	(152,726)	152,726	(a), (c)	–
Additional paid-in capital	266,047	–	(266,047)	(a), (b)	–
Accumulated other comprehensive loss	–	(46,440)			(46,440)
Accumulated deficit	(569,078)	(1,117,215)	252,048	(a)	(1,434,245)

Total stockholder’s deficit	(302,765)	(1,163,654)			(1,466,419)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$–	$4,497,100			$4,497,100

PF-1

NOBLE VICI GROUP, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE YEAR ENDED MARCH 31, 2018

(Unaudited)

	Historical	Historical
	NVGI	Noble Vici	Pro forma Adjustment	Pro Forma Condensed Combined
Revenues, net	$–	$3,623,980		$3,623,980

Cost of revenue	–	(832,390)		(832,390)

Gross profit	–	2,791,590		2,791,590

Operating expenses:
Sales and marketing expenses	–	1,118,310		1,118,310
General and administrative expenses	23,116	1,433,134		1,456,250

Total operating expenses	23,116	2,551,444		2,574,560

(Loss) income from operation	(23,116)	240,146		217,030

Other income (expenses)
Interest expense	–	(1,547)		(1,547)
Government subsidy income	–	25,086		25,086
Other income	–	16,041		16,041

Total other income	–	39,580		39,580

(LOSS) INCOME BEFORE INCOME TAXES	(23,116)	279,726		256,610

Income tax expense	–	(33,094)		(33,094)

NET (LOSS) INCOME	$(23,116)	$246,632		223,516

Net (loss) income per share *	$(0.008)			$0.002

Weighted average shares outstanding	2,663,135			142,663,135

* Less than $0.001 per share

PF-2

NOBLE VICI PTE LIMITED

NOTES TO UNAUDITED PROFORMA FINANCIAL INFOMRATION

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 – BACKGROUND OF ORGANISATION

On August 8, 2018, Noble Vici Group, Inc. or the Company or NVGI, and Noble Vici Pte Limited or NVPL, consummated a Share Exchange Agreement (the “Share Exchange Agreement”). In connection with the Share Exchange Transaction, the Company issued 140,000,000 shares of its Common Stock in acquiring 100% in the equity shares of NVPL. Upon completion of the Share Exchange Transaction, the prior shareholders of NVPL then owned approximately 99% of the Common Stock of NVGI. This capital transaction is considered as related party transaction, whereas the major shareholder of NVGI fully controls the equity interest of NVPL.

NOTE 2 – BASIS OF PRESENTATION

Because NVGI is a shell company, NVPL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, NVPL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of NVGI. Accordingly, the consolidated assets, liabilities and results of operations of NVGI will become the historical financial statements of NVPL, and NVGI’s assets, liabilities and results of operations will be consolidated with NVPL beginning on the acquisition date. These pro forma financial statements are presented as a continuation of NVPL.

The pro forma balance sheet as of March 31, 2018 is based on the historical financial statements of NVGI after giving effect to NVPL’s acquisition of NVGI as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of March 31, 2018 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with NVPL’s historical financial statements included elsewhere in this Amendment to the Current Statement on Form 8-K, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on March 31, 2018, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between NVPL and NVGI since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on March 31, 2018 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To eliminate the accumulated deficits of NVGI incurred before the merger transaction to reflect the recapitalization of NVGI

Dr. Additional paid-in capital	52,047
Dr. Stock subscription receivable	1
Cr. Accumulated deficits	252,048

PF-3

NOBLE VICI PTE LIMITED

NOTES TO UNAUDITED PROFORMA FINANCIAL INFOMRATION

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(b)	To reflect the issuance of 140,000,000 shares of common stock of NVGI for the acquisition of 100% of NVPL outstanding capital stock

Dr. Additional paid-in capital	14,000
Cr. Common stock	14,000

(c)	To eliminate the paid-in capital of NVPL

Dr. Common stock	152,727
Cr. Stock subscription receivable	152,727

NOTE 4 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the merger transaction have been computed as follows:

Net income	$223,516
Net income per share – Basic and diluted	$0.002
Weighted average number of shares deemed issued and outstanding	142,663,135

PF-4

Item 3.02. Unregistered Sale of Equity Securities

The disclosure provided under Item 2.01 above is hereby incorporated by reference.

Item 5.06. Change in Shell Company Status

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference. As described above under Item 2.01, on August 8, 2018, the Company completed the acquisition of NVPL. As a result of the acquisition, the Company is no longer a shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements and selected financial information relating to Noble Vici Private Limited, a Singapore corporation, for the years ended March 31, 2018, and 2017, are included in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Financial Statements and Supplementary Data” beginning on pages 18 and F-1, respectively, and are herein incorporated by reference.

(b) Pro Forma Financial Information

The pro forma financial statements relating to Noble Vici Private Limited are included in the section entitled “Financial Statements and Supplementary Data” beginning on page F-22, and are herein incorporated by reference.

The pro forma balance sheet as of March 31, 2018 is based on the historical financial statements of NVPL after giving effect to NVGI’s NVPL and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of March 31, 2018 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Noble Vici Private Limited and NVGI been a combined entity during the specified period(s). The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Noble Vici Private Limited’s historical financial statements included elsewhere in this Current Statement on Form 8-K for the fiscal years ended March 31, 2018 and 2017, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on March 31, 2018, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

(c) Shell Company Transaction

See Items 9.01(a) and (b) of this Current Report on Form 8-K, which are incorporated herein by reference.

47

(d) Exhibits

Exhibit
Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation.(1)
3.3	Amended and Restated Bylaws.(1)
10.1	Share Exchange Agreement dated August 8, 2018, by and between Noble Vici Group, Inc., and Noble Vici Private Limited.*
10.2	Share Sale Agreement, dated January 29, 2018, by and between Eldee Wai Chong Tang and Kao Wei Chen*
10.3	Lease Agreement, dated May 2, 2018, by and between Neo & Partners Global and Noble Vici Private Limited*
10.4	Memorandum of Understanding, dated August 1, 2017, by and between Infinite Lifestyle (Singapore) Private Limited and Venvici Private Limited*
10.5	Addendum to the MOU Dated 1s August 2017, by and between Infinite Lifestyle (Singapore) Private Limited and Venvici Private Limited*
10.6	Employment Letter, dated March 29, 2018, by and between Noble Vici Private Limited and Eldee Tang Wai Chong*
10.7	Employment Agreement, dated March 29, 2018, by and between Noble Vici Private Limited and Yip Sin Chi*
10.8	Employment Agreement, dated March 29, 2018, by and between Noble Vici Private Limited and Lim Yee Chuan*
14	Code of Business Conduct and Ethics (2)
21	List of Subsidiaries

Notes:
(1)	Incorporated by reference from our Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on May 7, 2018.
(2)	Incorporated by reference from Exhibit 14 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2018.

*Filed Herewith.

48

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE VICI GROUP, INC.
Dated: August 8, 2018

	By:	/s/ Eldee Tang
Eldee Tang
Chief Executive Officer

49